As filed with the U.S. Securities and Exchange Commission on August 12, 2024

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

McDONALD’S CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-2361282
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

110 North Carpenter Street

Chicago, Illinois 60607

(630) 623-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Desiree Ralls-Morrison

Executive Vice President – Global Chief Legal Officer

McDonald’s Corporation

110 North Carpenter Street

Chicago, Illinois 60607

(630) 623-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act: ☐

Prospectus Supplement
(To Prospectus, dated August 12, 2024)

McDONALD’S CORPORATION

110 North Carpenter Street

Chicago, Illinois 60607

United States of America

+1.630.623.3000

Medium-Term Notes

Due from One Year to 60 Years from Date of Issue

The following terms will generally apply to the medium-term notes that we may sell, from time to time, using this prospectus supplement and the accompanying prospectus. We will include information on the specific terms for each note in a pricing supplement to this prospectus supplement.

•	Each note will mature in one year to 60 years and may be subject to redemption, at our option, or repayment, at the option of the holder.

•	Each note will be denominated in U.S. dollars, unless we specify otherwise.

•	Interest on the notes may be based on a fixed or floating rate.

•	The notes may be issued as indexed notes.

•	The notes may be issued in certificated or book-entry form.

•	Interest on fixed-rate notes will be paid on February 15 and August 15 of each year, unless we specify otherwise.

•	Interest on floating-rate notes will be paid on dates determined at the time of issuance.

•	Minimum denominations for each note will be $1,000, increased in multiples of $1,000 or other specified denominations if denominated in foreign currencies, or if we specify otherwise.

Unless otherwise indicated in the applicable pricing supplement, the notes will be offered at a public offering price of 100% and, for notes having maturities of 30 years or less, the agents’ discounts or commissions will equal between 0.150% and 0.750%, and proceeds, before expenses, to McDonald’s Corporation will equal between 99.850% and 99.250%.

See “Risk Factors” beginning on page S-1 for a discussion of certain risks that should be considered in connection with an investment in the notes.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement, the accompanying prospectus or any pricing supplement. Any representation to the contrary is a criminal offense.

The notes are being offered on a continuous basis by us through the agents listed below, who have agreed to act as agents for us in soliciting offers to purchase the notes. We may also sell notes to an agent, as principal, for resale to investors or other purchasers, and we reserve the right to sell notes to or through others and directly to investors on our own behalf. We reserve the right to cancel or modify the offer made by this prospectus supplement and the accompanying prospectus without notice. There is no termination date for the offering. Any offer to purchase notes solicited by us or by an agent may be rejected by us or the agent in whole or in part. We do not expect that any of the notes will be listed on an exchange, and a market for any particular series of notes may not develop.

The date of this prospectus supplement is August 12, 2024.

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You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. We have not, and the agents have indicated that they have not, authorized anyone to give any information or make any representation about the offering that is different from, or in addition to, that contained in this prospectus supplement, the accompanying prospectus and any pricing supplement, the related registration statement or in any of the materials that we have incorporated by reference into this prospectus supplement, the accompanying prospectus and any pricing supplement. Therefore, if anyone does give you information of this type, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any pricing supplement are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus supplement, the accompanying prospectus and any pricing supplement does not extend to you. The information contained in this prospectus supplement, the accompanying prospectus and any pricing supplement speaks only as of the date of this prospectus supplement, the accompanying prospectus and any pricing supplement unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since the respective dates of those documents.

References in this prospectus supplement to “McDonald’s,” “the Company,” “we,” “us,” or “our” are to McDonald’s Corporation and its consolidated subsidiaries.

The information set forth in this prospectus supplement is directed to prospective purchasers of notes who are United States (“U.S.”) residents, except to the extent expressly set forth under “U.S. Tax Considerations.” We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payment of principal, any premium, or interest on, the notes. Such persons should consult their financial and legal advisors with regard to those matters.

S-i

None of this prospectus supplement, the accompanying prospectus and any related pricing supplement is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly any person making or intending to make an offer in any Member State of notes that are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to EEA Qualified Investors. Neither we nor the agents have authorized, nor do we or they authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available, and should not be offered, sold or otherwise made available, to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

None of this prospectus supplement, the accompanying prospectus and any related pricing supplement is a prospectus for the purposes of the UK Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly any person making or intending to make an offer in the United Kingdom of notes that are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to UK Qualified Investors. Neither we nor the agents have authorized, nor do we or they authorize, the making of any offer of notes in the UK other than to UK Qualified Investors. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”).

The communication of this prospectus supplement, the accompanying prospectus, any related pricing supplement and any other document or materials relating to the notes is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related pricing supplement and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Financial Promotion Order")), (ii) fall within Article 49(2)(a) to (d)  of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as "relevant persons"). This prospectus supplement, the accompanying prospectus, any related pricing supplement and any other document or materials relating to the notes are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related pricing supplement and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related pricing supplement and any other document or materials relating to the notes or any of their contents.

S-ii

PROHIBITION OF SALES TO UK RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available, and should not be offered, sold or otherwise made available, to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the United Kingdom by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA, and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA (“UK MiFIR”); or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law of the United Kingdom by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

MIFID II/ UK MIFIR PRODUCT GOVERNANCE / TARGET MARKET — The pricing supplement in respect of any notes may include a legend entitled “MiFID II Product Governance” and/or “UK MiFIR Product Governance”, as applicable, which will outline the target market assessment in respect of the notes and which channels for distribution of the notes are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the target market assessment. However, a distributor subject to MiFID II and/or the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”), as applicable, is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels. A determination will be made in relation to each issue about whether, for the purpose of the MiFID Product Governance rules under EU Delegated Directive 2017/593, as amended (the “MiFID Product Governance Rules”), and/or the UK MiFIR Product Governance Rules, as applicable, any agent subscribing for any notes is a manufacturer in respect of such notes, but otherwise neither the agents nor any of their respective affiliates will be a manufacturer for the purpose of the MiFID Product Governance Rules and/or the UK MiFIR Product Governance Rules, as applicable. We make no representation or warranty as to any manufacturer’s or distributor’s compliance with the MiFID Product Governance Rules and/or the UK MiFIR Product Governance Rules, as applicable. We make no representation or warranty as to any manufacturer’s or distributor’s compliance with the MiFID Product Governance Rules or the UK MiFIR Product Governance Rules, as applicable.

S-iii

RISK FACTORS

Your investment in the notes involves certain risks. In consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the notes is suitable for you.

You should consult with your own financial and legal advisers as to the risks involved in an investment in the notes and to determine whether the notes are a suitable investment for you. The notes may not be a suitable investment for you if you are unsophisticated with respect to the significant elements of the notes or financial matters. Notes denominated or payable in a foreign currency are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions. Indexed notes are not an appropriate investment for investors who are unsophisticated with respect to the type of index or formula used to determine the amount payable. Floating rate notes are not an appropriate investment for investors who are unsophisticated with respect to the specific procedures used to determine the interest rate of such notes. The pricing supplement for a particular issuance of notes may describe additional information and risks applicable to those notes.

Risks Related to the Company

We are subject to various operating and other risks as a result of the nature of our operations and the marketplace in which we operate. Many of these risks are beyond our control and pose challenges to our business, operations, revenues, net income and cash flows. For a discussion of some of these risks, see “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, as well as any subsequent periodic or current report filed with the U.S. Securities and Exchange Commission (the “SEC”) that includes “Risk Factors” or that discusses such risks. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business, financial condition or results of operations.

Risks Related to the Notes

The limited covenants applicable to the notes may not provide protection against some events or developments that may affect our ability to repay the notes or the trading prices for the notes.

The indenture governing the notes, among other things, does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our ability to incur indebtedness, including secured indebtedness (subject to compliance with the lien covenant), that is senior to or equal in right of payment to the notes;

•	limit our subsidiaries’ ability to incur secured (subject to compliance with the lien covenant) or unsecured indebtedness, which would be structurally senior to the notes;

•	restrict our ability to repurchase or prepay our securities; or

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

For these reasons, you should not consider the lien or merger and consolidation covenants in the indenture as significant factors in evaluating whether to invest in the notes.

An active trading market may not develop for the notes.

There currently is no established trading market in which the notes can be resold. Unless otherwise provided in the applicable pricing supplement, we do not intend to apply to list the notes on any securities exchange or include the notes in any automated quotation system. From time to time, certain of the agents may make a market in the notes as permitted by applicable laws and regulations. However, the agents are not obligated to make a market in the notes and may discontinue their market-making activities at any time without notice. If a liquid market for the notes is developed, it may not be maintained and, if such market is maintained, it may not be sufficiently liquid to allow you to resell your notes if or when you want to or at a price that you consider acceptable. Even if you are able to sell your notes, there are many factors that may affect the trading market or market value of the notes. Some of these factors, which are mentioned below, are interrelated. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. These factors include:

•	the complexity and volatility of any index or formula applicable to the notes;

•	the method of calculating the principal, premium and interest for the notes;

•	the time remaining to the maturity of the notes;

•	the outstanding amount of the notes;

•	the redemption or repayment features, if any, of the notes;

•	rates of interest prevailing in the markets;

•	the amount of other debt securities linked to any index or formula applicable to the notes;

•	the market for similar securities;

•	the level, direction and volatility of market interest rates generally and other conditions in the credit markets, including the degree of liquidity in the credit markets generally;

•	fluctuations in exchange rates between your currency and the specified currency in which notes are denominated;

•	the credit rating(s) we are assigned; and

•	our financial condition, liquidity, results of operations and prospects and general economic conditions.

In addition, because some notes may be designed for specific investment objectives or strategies, such notes may have a more limited trading market and/or experience more price volatility than conventional debt securities.

The risks relating to a lack of an established trading market and/or a limited secondary market are heightened for notes that use any new market rate or method for determining an interest rate because market terms for such notes, such as the applicable “spread” or “spread multiplier,” may evolve over time and, as a result, trading prices of such notes may be lower than those of later-issued notes that are linked to such market rate. Similarly, if such new market rate or method for determining an interest rate does not prove to be widely used in similar debt securities, the trading price of such notes may be lower than that of debt securities that are linked to rates that are more widely used. Investors in notes that use any new market rate or method for determining an interest rate may not be able to sell their notes at all or may not be able to sell their notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Further, investors wishing to sell such notes in the secondary market will have to make assumptions as to the future performance of such market rate during the applicable period in which they intend the sale to take place. As a result, investors may suffer from increased pricing volatility and market risk.

If your investment activities are subject to legal investment laws and regulations, you may not be able to invest in certain types of notes or your investment in them may be limited. You should review and consider any applicable restrictions before investing in the notes.

You should not purchase notes unless you understand and know you can bear the foregoing investment risks. In evaluating the notes, you should assume that you will be holding the notes until their maturity.

The credit ratings assigned to us and the notes may not reflect all risks of an investment in the notes.

The credit ratings assigned to us represent the rating agencies’ assessments regarding our credit quality and are not a guarantee of quality. Credit ratings are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the assigning rating agency. Each rating agency may have different criteria for evaluating credit risk, and therefore ratings should be evaluated independently for each rating agency.

The credit ratings assigned to the notes will reflect the rating agencies’ assessments of our ability to make payments on the notes when due. Consequently, real or anticipated changes in these credit ratings will generally affect the market value of the notes. These credit ratings, however, may not reflect the potential impact of all structural risks, market risks, the other factors discussed herein or incorporated by reference herein or other factors related to the value of the notes, including the possibility that payments on indexed notes and floating rate notes may be less than anticipated because of changes in the specified index or base rate, respectively. Therefore, the ratings assigned to us and the notes may not fully reflect the risks of an investment in the notes.

The notes will be structurally subordinated to all obligations of our existing and future subsidiaries.

The notes will not be guaranteed by any of our subsidiaries, and our subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. Thus, the notes will be structurally subordinated to all indebtedness and other obligations of any subsidiary, including any guarantees issued by such subsidiaries, such that in the event of bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up of any such subsidiary, all of that subsidiary’s creditors (including secured creditors and trade creditors) would be entitled to payment in full out of that subsidiary’s assets before we would be entitled to any payment. The indenture does not contain any limitations on the ability of our subsidiaries to incur or guarantee additional unsecured indebtedness or the amount of other unsecured liabilities, such as trade payables, that may be incurred or guaranteed by these subsidiaries.

If you purchase redeemable notes, redemption may adversely affect your return on the notes, and you will have reinvestment risks.

If your notes are redeemable at our option, we may choose to redeem your notes, in whole or in part at any time and from time to time, at the redemption price described in the applicable pricing supplement. Consequently, we may choose to redeem your notes at times when prevailing interest rates are lower than the interest rate paid on your notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable debt instrument at an effective interest rate or yield as high as the interest rates or yield on your notes being redeemed. This may also be the case for any mandatory redemption of your notes. For this reason, an optional or mandatory redemption feature can affect the market value of your notes. Our redemption right also may adversely impact your ability to sell your notes as the redemption date approaches.

An increase in interest rates could result in a decrease in the relative value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market values of your notes may decline. We cannot predict the future level of market interest rates.

An investment in notes indexed to interest rate, currency or other indices or formulas entails special risks.

An investment in notes where the principal, premium or interest is determined by reference to interest rate, currency or other indices or formulas will entail significant risks not associated with an investment in conventional fixed or floating rate notes. Examples of this type of note are notes where any or all of the principal, premium and interest is indexed to one or more:

•	interest rates;

•	currencies, including exchange rates and swap indices between currencies;

•	commodities or stocks; or

•	other indices or formulas specified in a particular pricing supplement.

The risks from this type of investment include the possibility that the index or indices may fluctuate significantly and therefore (1) you will receive a lower amount of, or no, principal, premium or interest and at different times than you expected and (2) the secondary market for indexed notes will be negatively affected by a number of factors, independent of our creditworthiness. Such factors include the volatility of the index selected, the time remaining to the maturity of the notes, the amount outstanding of the notes and market interest rates. We have no control over a number of factors affecting this type of note, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine the amount of principal, premium or interest payable in respect of a note contains a multiple or leverage factor, the effect of any change in the index or formula will be magnified. In recent years, particular interest rates and indices have been highly volatile and this volatility may be expected to continue in the future. However, past experience is not necessarily indicative of what may happen in the future and the historical experience of an index should not be taken as an indication of its future performance. Accordingly, you should consult your own financial and legal advisors as to the risk entailed by an investment in indexed notes.

Tax consequences of holding the notes may vary.

The tax consequences to you of owning and disposing of the notes may vary depending on the terms of the notes and your particular status and circumstances. You should consult with your own tax adviser about the U.S. federal, state, local and foreign tax consequences to you of owning and disposing of the notes.

The agents and their affiliates may publish research reports, express opinions or provide recommendations that could affect the market value of any notes we may issue.

The agents and their affiliates may publish research reports from time to time on financial markets and other matters that may influence the value of the notes or express opinions or provide recommendations that are inconsistent with investing in or holding the notes. The agents and their affiliates may have published or may publish research reports or other opinions with respect to movements in interest rates generally. Any research reports, opinions or recommendations expressed by the agents and/or any of their affiliates may not be consistent with each other and may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities may affect the market value of the notes. Investors should make their own independent investigation of the merits of investing in the notes and the interest rate to which the notes may be linked.

Risks Related to Floating Rate Notes

Floating rate notes have risks that conventional fixed rate notes do not.

Because the interest rate of floating rate notes may be based upon Compounded SOFR (as defined below), the Federal Funds Rate, the Prime Rate, the Treasury Rate or other such interest rate basis or interest rate formula or combination of rates as specified in the applicable pricing supplement, there will be significant risks not associated with conventional fixed rate notes. These risks include fluctuation of the interest rates and the possibility that you will receive a lower amount of interest in the future as a result of such fluctuations. We have no control over various matters that are important in determining the existence, magnitude and longevity of these risks, including economic, financial and political events.

Secured Overnight Financing Rate (“SOFR”) (including Compounded SOFR) is a relatively new reference rate and its composition and characteristics are not the same as LIBOR.

On June 22, 2017, the Alternative Reference Rates Committee (the “ARRC”) convened by the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of New York identified the SOFR as the rate that, in the consensus view of the ARRC, represented best practice for use in certain new U.S. dollar derivatives and other financial contracts. SOFR is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities, and has been published by the Federal Reserve Bank of New York since April 2018. The Federal Reserve Bank of New York has also begun publishing historical indicative Secured Overnight Financing Rates from 2014, although such historical indicative data inherently involves assumptions, estimates and approximations.. Investors should not rely on any historical changes or trends in SOFR as an indicator of future changes in SOFR.

The composition and characteristics of SOFR are not the same as those of the London Interbank Offered Rate (“LIBOR”), and SOFR is fundamentally different from LIBOR for two key reasons. First, SOFR is a secured rate, while LIBOR is an unsecured rate. Second, SOFR is an overnight rate, while LIBOR is a forward-looking rate that represents interbank funding over different maturities (e.g., three months). As a result, there can be no assurance that SOFR (including Compounded SOFR) will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events. Changes in the levels of SOFR will affect the interest rate basis and, therefore, the return on any notes linked to SOFR (including Compounded SOFR) and the trading price of such notes, but it is impossible to predict whether such levels will rise or fall. There can be no assurance that the interest rate basis or SOFR will be positive.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in comparable benchmark or market rates. Although changes in Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of any floating rate notes for which the interest rate is based on SOFR may fluctuate more than floating rate debt securities that are linked to less volatile rates. In addition, the volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repo market. The Federal Reserve Bank of New York has at times conducted operations in the overnight U.S. Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors in any floating rate notes for which the interest rate is based on SOFR.

We may issue floating rate notes for which the interest rate is based on a Compounded SOFR rate and the SOFR Index, both of which are relatively new in the marketplace.

We may issue floating rate notes for which the interest rate is based on Compounded SOFR, which is calculated using the SOFR Index (as defined below) published by the Federal Reserve Bank of New York according to the specific formula described under “Description of Notes—Floating Rate Notes—Compounded SOFR Notes,” not the SOFR rate published on or in respect of a particular date during the applicable interest period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on any such floating rate notes during any applicable interest period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during an interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on such floating rate notes on the applicable interest payment date for such interest period.

Limited market precedent exists for securities that use SOFR as the interest rate, and the method for calculating an interest rate based upon SOFR in those precedents varies. In addition, the Federal Reserve Bank of New York only began publishing the SOFR Index on March 2, 2020. Accordingly, the use of the SOFR Index or the specific formula for the Compounded SOFR rate described under “Description of Notes—Floating Rate Notes—Compounded SOFR Notes,” may not be widely adopted by other market participants, if at all. If the market adopts a different calculation method, that would likely adversely affect the liquidity and market value of any floating rate notes we issue for which the interest rate is based on Compounded SOFR and the SOFR Index.

Compounded SOFR with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

As described below under “Description of Notes—Floating Rate Notes— Compounded SOFR Notes,” if we issue floating rate notes for which the interest rate is based on Compounded SOFR, the level of Compounded SOFR applicable to a particular interest period and, therefore, the amount of interest payable with respect to such interest period, will be determined on the applicable interest determination date for such interest period. Because each such date is near the end of such interest period, you will not know the amount of interest payable with respect to a particular interest period until shortly prior to the related interest payment date, and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such interest payment date. In addition, some investors may be unwilling or unable to trade any such floating rate notes we issue without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of any floating rate notes we issue for which the interest rate is based on Compounded SOFR.

The SOFR Index may be modified or discontinued, which may adversely affect the return on your SOFR-based notes and the price at which you can sell your SOFR-based notes in the secondary market, if one exists.

The SOFR Index is published by the Federal Reserve Bank of New York based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time. There can be no guarantee, particularly given its relatively recent introduction, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in any SOFR-based floating rate notes that we issue. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on any SOFR-based floating rate notes we have issued and the trading prices of such floating rate notes. In addition, the Federal Reserve Bank of New York may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. Unless the terms of a particular issue of floating rate notes specify otherwise, the interest rate for any interest period with respect to SOFR-based floating rate notes that we issue will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that interest period has been determined.

If we or our designee determine that a Benchmark Transition Event and its related Benchmark Replacement Date (each, as defined below) have occurred in respect of the SOFR Index (for any Compounded SOFR Notes), any SOFR-based floating rate notes we issue may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of such floating rate notes.

If we or our designee determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of the SOFR Index (for any Compounded SOFR Notes), then the interest rate on any SOFR-based floating rate notes we have issued will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under “Description of Notes—Floating Rate Notes—Compounded SOFR Notes.”

If a particular Benchmark Replacement or Benchmark Replacement Adjustment (as defined below) cannot be determined, then the next available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined herein), (ii) the International Swaps and Derivatives Association (“ISDA”), (iii) in certain circumstances, us or our designee or (iv) as otherwise specified pursuant to the terms of the applicable issue of floating rate notes. In addition, unless the terms of a particular issue of floating rate notes specify otherwise, the terms of any SOFR-based floating rate notes we issue will expressly authorize us or our designee to make Benchmark Replacement Conforming Changes (as defined below) with respect to, among other things, changes to the definition of “interest period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on any SOFR-based floating rate notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of any SOFR-based floating rate notes we issue in connection with a Benchmark Transition Event, could adversely affect the value of such floating rate notes, the return on such floating rate notes and the price at which you can sell such floating rate notes.

In addition:

•	the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of any SOFR-based floating rate notes we issue, the return on any such floating rate notes and the price at which you can sell any such floating rate notes);

•	any failure of the Benchmark Replacement to gain market acceptance could adversely affect any SOFR-based floating rate notes we issue;

•	the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance;

•	the secondary trading market for any floating rate notes we issue that are linked to the Benchmark Replacement may be limited; and

•	the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

We or our designee will make certain determinations with respect to floating rate notes we issue, which determinations may adversely affect such floating rate notes.

We or our designee, which may include a calculation agent that we appoint prior to the issuance of any floating rate notes, will make certain determinations with respect to certain floating rate notes that we may issue as further described under “Description of Notes—Floating Rate Notes.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our designee will make certain determinations with respect to any SOFR-based floating rate notes we have issued in our or our designee’s sole discretion as further described under “Description of Notes—Floating Rate Notes—Compounded SOFR Notes.”

For example, pursuant to these provisions, the interest rate on SOFR-based floating rate notes may be determined by reference to a Benchmark Replacement even if the applicable SOFR-based rate continues to be published. As a result, the interest rate on such floating rate notes may be higher or lower than the applicable SOFR-based rate so long as such rate continues to be published, and the return on, value of and market for such floating rate notes may be adversely affected.

Any determination, decision or election pursuant to the benchmark replacement provisions not made by our designee will be made by us. Any of these determinations may adversely affect the value of such floating rate notes, the return on such floating rate notes and the price at which you can sell such floating rate notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to Compounded SOFR or the occurrence or nonoccurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of any such floating rate notes, the return on any such floating rate notes and the price at which you can sell such floating rate notes. For further information regarding these types of determinations, see “Description of Notes—Floating Rate Notes—Compounded SOFR Notes.”

Hedging and trading activities by us, the agents and their affiliates may adversely affect your return on the notes and the value of the notes.

We, the agents and/or any of their affiliates may carry out activities to mitigate their risks related to notes that are linked to an interest rate, currency, index or formula. In particular, on or prior to the date of the applicable pricing supplement, we, the agents, and/or any of their affiliates may have hedged their anticipated exposure in connection with some of the notes by taking positions in assets (or options or futures contracts on such assets) that relate to a linked interest rate, currency, index or formula or in other instruments that we or they, as applicable, deem appropriate in connection with such hedging. These trading activities, however, could potentially alter the level of a linked interest rate, linked currency, linked index or linked formula and/or the underlying asset(s) that relate to such linked interest rate, linked currency, linked index or linked formula and, therefore, the value of the notes.

Should they enter into any hedge position in respect of the notes, such agents and/or their affiliates are likely to modify that hedge position throughout the term of the notes by purchasing and selling underlying asset(s) (or options or futures contracts on the underlying asset(s)) that relate to a linked interest rate, linked currency, linked index or linked formula or other instruments that they deem appropriate. Neither we, the agents nor any of their affiliates can give any assurance that our or their hedging or trading activities will not affect the level of a linked interest rate, linked currency, linked index or linked formula or the underlying asset(s) that relate to such linked interest rate, linked currency, linked index or linked formula. It is also possible that we, the agents and any of their affiliates could receive substantial returns from these hedging activities while the value of the notes may decline.

We, the agents and/or any of their affiliates may also engage in trading the underlying asset(s) (or options or futures contracts on the underlying asset(s)) that relate to a linked interest rate, linked currency, linked index or linked formula or options or futures on such linked interest rate, linked currency, linked index or linked formula on a regular basis, including, with respect to the agents and/or any of their affiliates, as part of their general broker-dealer activities and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including through block transactions. Any of these activities could adversely affect the level of a linked interest rate, linked currency, linked index or linked formula, the underlying asset(s) that relate to such linked interest rate, linked currency, linked index or linked formula and, therefore, the value of the notes linked to such interest rate, currency, index or formula.

We, the agents and/or any of their affiliates may also issue or underwrite other notes or financial or derivative instruments with returns linked or related to changes in the value of a linked interest rate, linked currency, linked index or linked formula or the underlying asset(s) that relate to such linked interest rate, linked currency, linked index or linked formula. By introducing competing products into the marketplace in this manner, we, the agents and any of their affiliates could adversely affect the value of the notes.

Risks Related to Foreign Currency Notes

Investment in foreign currency notes entails significant risks that are not associated with an investment in a debt security denominated and payable in U.S. dollars.

If you invest in notes that are denominated and/or payable in a currency or basket of currencies other than U.S. dollars (“foreign currency notes”), you will be subject to significant risks that are not associated with an investment in a debt security denominated and payable in U.S. dollars. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and such currency and the possibility that either the U.S. or foreign governments will impose or modify foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies. Moreover, if payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and you should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of any note. Depreciation of your payment currency would result in a decrease in the U.S. dollar equivalent yield of your foreign currency notes, in the U.S. dollar equivalent value of payments made on your foreign currency notes and, generally, in the U.S. dollar equivalent market value of your foreign currency notes.

Governmental exchange controls could affect exchange rates and the availability of your payment currency on a required payment date. Even if there are no exchange controls, it is possible that your payment currency will not be available on a required payment date due to circumstances beyond our control or because the payment currency is no longer in use. In such cases, we will be allowed to satisfy our obligations on your foreign currency notes in U.S. dollars. See “Special Provisions Relating to Foreign Currency Notes.”

The information set forth in this prospectus supplement with respect to foreign currency risks is general in nature. We disclaim any responsibility to advise prospective purchasers of foreign currency notes with respect to any matters that may affect the purchase, holding or receipt of payments of principal or premium, if any, and interest on such notes. Such persons should consult their own counsel with regard to such matters.

Foreign exchange rate fluctuations may affect your realized value of any court-awarded judgment.

The notes will be governed by, and construed in accordance with, the internal laws of the State of Illinois. Courts in the United States, including state and federal courts situated in Illinois, have increasingly started to render judgments for money damages denominated in currencies other than the U.S. dollar when the currency of the underlying transaction is a currency other than the U.S. dollar. Illinois has adopted the Uniform Foreign-Money Claims Act, and a state court in the State of Illinois may, at the request of the claimant, render a judgment in respect of a foreign currency note in the specified currency. The payor may, however, elect to pay the judgment in U.S. dollars calculated as of the banking day immediately preceding the date on which the money is paid to the claimant. You may still experience foreign exchange rate fluctuations based on the amount of time a court may take to adjudicate your claim and for you to receive payment of an award, if any. Other costs may still be assessed in U.S. dollars, and foreign exchange rates may not be favorable to you if, at the time that you receive a foreign currency judgment or other U.S. dollars awarded, you desire to convert the funds into another currency. It is not certain, however, whether a non-Illinois state court would follow the same rules and procedures with respect to conversion of foreign currency judgments.

CAPITALIZATION

The following table sets forth the capitalization of the Company and its consolidated subsidiaries at June 30, 2024.

June 30, 2024
Outstanding
(in millions of U.S. dollars)
Short-term debt, including current portion of long-term debt	$ ---
Long-term debt, less current portion	38,524
Shareholders’ equity (deficit)	(4,824)
Total capitalization	$33,700

IMPORTANT CURRENCY INFORMATION

You are required to pay for each note in the currency specified by us. You may ask an agent, if applicable, to use its reasonable efforts to arrange for the exchange of U.S. dollars into the specified currency to enable you to pay for such note. You must make this request on or before the fifth Business Day preceding the delivery date for such note or by a later date if allowed by the agent. Each exchange will be made on the terms and conditions established by the agent, if applicable, and all costs will be paid by you. There can be no assurances that you will be able to convert such currencies into U.S. dollars on a timely basis or at all.

DESCRIPTION OF NOTES

The following description of terms of the notes supplements the general description of the debt securities provided in the accompanying prospectus. However, the pricing supplement and any free writing prospectus for each offering of notes will contain the specific information and terms for that offering. The pricing supplement and any free writing prospectus may also add, update or change information contained in this prospectus supplement or the accompanying prospectus. If the information in the pricing supplement or any such free writing prospectus differs from this prospectus supplement, the pricing supplement or free writing prospectus, as the case may be, will control. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement, the pricing supplement and any free writing prospectus in making your investment decision.

General

We will issue the notes as a single series of debt securities under the Senior Indenture. We may use this prospectus supplement to offer an indeterminate aggregate initial public offering price of notes. If payments on any notes must be made in the currency of a country that adopts the euro subsequent to the issuance of the notes, then we may redenominate all of those notes into euro by giving holders notice of the redenomination as described below under “—Redenomination.”

The notes will be issued in fully registered form only, without coupons.

Each note will be issued either as a “book-entry” note, represented by a permanent global note registered in the name of The Depository Trust Company (“DTC”), or its nominee, or as a certificate issued in temporary or definitive form. Except as described below under “—Book-Entry System,” book-entry notes will not be issuable in certificated form.

Unless otherwise described in the applicable pricing supplement, the authorized denominations for notes denominated in U.S. dollars will be $1,000 and any larger amount that is a multiple of $1,000. The authorized denominations of notes denominated in some other specified currency will be described in the applicable pricing supplement.

Each note will mature on any day from one year to 60 years from its date of issue. However, each note may also be subject to redemption at our option or repayment at the option of the holder, as described in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the notes will be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect of the notes will be made in, U.S. dollars. The notes also may be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect of the notes may be made in one or more foreign currencies. See “Special Provisions Relating to Foreign Currency Notes—Payment of Principal, Premium, if any, and Interest, if any.” The currency in which notes are denominated (or, if that currency is no longer legal tender for the payment of public and private debts in the country issuing that currency or, in the case of euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended, the currency which is then legal tender in the related country or in the adopting member states of the European Union, as the case may be) is referred to as the “specified currency” with respect to the particular note. References to “U.S. dollars” or “$” are to the lawful currency of the United States of America.

You will be required to pay for your notes in the specified currency. At the present time, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies and vice versa, and commercial banks do not generally offer non-U.S. dollar checking or savings account facilities in the United States. The agent from or through which a foreign currency note is purchased, if applicable, may be prepared to arrange for the conversion of U.S. dollars into the specified currency in order to enable you to pay for your foreign currency note, provided that you make a request to that agent on or prior to the fifth Business Day preceding the date of delivery of the particular foreign currency note, or by any other day determined by that agent. Each conversion will be made by an agent, if applicable, on the terms and subject to the conditions, limitations and charges as that agent may from time to time establish in accordance with its regular foreign exchange practices. You will be required to bear all costs of exchange in respect of your foreign currency note. See “Special Provisions Relating to Foreign Currency Notes.”

The pricing supplement or any free writing prospectus relating to notes will describe the following terms:

•	the specified currency;

•	whether the note is a fixed rate note and, if so, the rate per year at which it will bear interest, if any, and the dates on which interest will be payable if other than February 15 and August 15;

•	whether the note is a floating rate note and, if so, the base rate, the initial interest rate, the interest reset period, the interest payment dates, the Index Maturity, the maximum interest rate, if any, the minimum interest rate, if any, the Spread and/or Spread Multiplier, if any, and any other terms relating to the particular method of calculating the interest rate for the note;

•	whether the note is an indexed note and, if so, the manner in which principal or interest will be determined;

•	whether the note is an amortizing note;

•	the issue price;

•	the original issue date;

•	the stated maturity date;

•	whether the note is an Original Issue Discount Note;

•	whether the note may be redeemed at our option, or repaid at the holder’s option, prior to the stated maturity date as described further under “—Optional Redemption, Repayment and Repurchase” below, and if so, the terms of the redemption or repayment; and

•	any other terms that do not conflict with the provisions of the Senior Indenture.

Interest rates that we offer with respect to the notes may differ depending on, among other things, the aggregate principal amount of the notes purchased in any single transaction.

Notes with different variable terms other than interest rates may also be offered concurrently to different investors. We may, from time to time, change interest rates or formulas and other terms of notes, but no change of terms will affect any note we have previously issued or as to which we have accepted an offer to purchase.

Except as described in this prospectus supplement, there are no covenants specifically designed to protect you against a reduction in our creditworthiness in the event of a highly leveraged transaction or to prohibit other transactions that may adversely affect you.

Payment of Principal, Premium, if any, and Interest, if any

We will make payments of principal, premium, if any, and interest, if any, on book-entry notes through the Trustee to DTC. Beneficial owners will be paid in accordance with DTC’s and its participants’ procedures. See “—Book-Entry System.”

If the note is a certificated security, U.S. dollar payments of interest on notes are generally payable to the person in whose name the note is registered at the close of business on the record date before each interest payment date. However, interest will be payable at Maturity to the person to whom principal is payable. The first interest payment on any note originally issued between a record date and an interest payment date or on an interest payment date will be made on the interest payment date after the next record date. If you hold at least $10 million (or the equivalent thereof in a specified currency other than U.S. dollars) in aggregate principal amount of notes of like tenor and term, you will be entitled to receive your U.S. dollar interest payments by wire transfer, but only if the paying agent has received your wire transfer instructions not later than 15 days before the applicable interest payment date. Simultaneously with your election to receive payments in a currency other than U.S. dollars, as discussed earlier, you must provide wire transfer payment instructions to the paying agent, and all payments made in that currency will be made by wire transfer to an account maintained by you with a bank located outside the United States. Any payment due at Maturity will be paid in immediately available funds upon surrender of your note at the agency office of the paying agent located in East Syracuse, New York. The agency office for The Bank of New York Mellon Trust Company, N.A. is located at The Bank of New York Mellon, 111 Sanders Creek Parkway, East Syracuse, New York 13057.

Unless otherwise specified in the applicable pricing supplement, if the principal of any Original Issue Discount Note is declared to be due and payable immediately as described under “Description of Debt Securities—Events of Default” in the accompanying prospectus, the amount of principal due and payable will be limited to the principal amount of the note multiplied by the sum of its issue price (expressed as a percentage of the principal amount) plus the original issue discount amortized from the date the note was issued to the date of declaration, which amortization shall be calculated using the “interest method” (computed in accordance with generally accepted accounting principles in effect on the date of declaration).

Unless otherwise specified in the applicable pricing supplement, the record date for any interest payment date for a floating rate note will be the date (whether or not a Business Day) 15 calendar days immediately before the interest payment date, and for a fixed rate note will be February 1 or August 1 (whether or not a Business Day) immediately before the interest payment date or Maturity, as the case may be.

Interest payments on the notes will equal the amount of interest accrued from, and including, the immediately preceding interest payment date on which interest was paid or made available for payment (or from and including the date of issue, if no interest has been paid) to, but excluding, the related interest payment date or Maturity, as the case may be.

For information on payment of principal and interest of foreign currency notes, see “Special Provisions Relating to Foreign Currency Notes.”

Optional Redemption, Repayment and Repurchase

The pricing supplement for a note will indicate whether we will have the option to redeem the note before Maturity and the price and date or dates on which redemption may occur. If we are allowed to redeem a note, we may exercise the option by causing the Trustee or the paying agent to mail notice of redemption to the holders at least 10 but not more than 45 days before the redemption date. Any such redemption of the note may, at our option, be subject to one or more conditions precedent. Any related written notice of redemption shall describe the conditions precedent and, at our option, shall indicate that the redemption date may be delayed or the written notice rescinded if all such conditions precedent shall not have been satisfied or waived. We shall be solely responsible for determining whether any such conditions precedent have been satisfied or waived and in the event of any delay or rescission of redemption, written notice shall be provided by the date of redemption. If a note is only redeemed in part, we will issue a new note or notes for the unredeemed portion.

The pricing supplement relating to a note will also indicate whether you will have the option to elect repayment by us prior to Maturity and the price and the date or dates on which repayment may occur.

For a note to be repaid, the paying agent must receive, at least 30 but not more than 45 days prior to an optional repayment date, such note with the form entitled “Option to Elect Repayment” on the reverse of the note completed. You may also send the paying agent a facsimile or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States describing the particulars of the repayment, including a guarantee that the note and the form entitled “Option to Elect Repayment” will be received by the paying agent no later than five Business Days after such facsimile or letter. If you present a note for repayment, that act will be irrevocable. You may exercise the repayment option for less than the entire principal of the note, provided the remaining principal outstanding is an authorized denomination. If you elect partial repayment, your note will be cancelled, and we will issue a new note or notes for the remaining amount.

DTC or its nominee will be the holder of each global note and will be the only party that can exercise a right of repayment. If you are a Beneficial Owner of a global note and you want to exercise your right of repayment, you must instruct your broker or Indirect Participant through which you hold your interest to notify DTC. You should consult your broker or such Indirect Participant to discuss the appropriate cut-off times and any other requirements for giving this instruction.

Regardless of anything in this prospectus supplement to the contrary, if a note is an Original Issue Discount Note (other than an indexed note), the amount payable in the event of redemption or repayment prior to Maturity will be the amortized face amount on the redemption or repayment date, as the case may be. The amortized face amount of an Original Issue Discount Note will be equal to (1) the issue price plus (2) that portion of the difference between the issue price and the principal amount of the note that has accrued at the yield to maturity described in the pricing supplement (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or repayment date. However, in no case will the amortized face amount of an Original Issue Discount Note exceed its principal amount.

We may at any time purchase notes at any price in the open market or otherwise. We may hold, resell or surrender for cancellation any notes that we purchase.

Transfer of Notes

Book-entry notes may be transferred or exchanged only through DTC. See “—Book-Entry System.” Registration of transfer or exchange of certificated notes will be made at the office or agency maintained by the Trustee for this purpose in the Borough of Manhattan, New York City, currently the corporate trust office of the Trustee. No service charge will be imposed for any such registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such transfer or exchange (other than certain exchanges not involving any transfer).

Listing

Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on, or admitted to trading on or by, any stock exchanges and/or markets within or outside the United States. No note will have an established trading market when issued. A market for any particular issue of notes may not develop.

Other Provisions; Addenda

Any provisions with respect to the notes, including the determination of an interest rate basis, the specification of interest rate basis, the calculation of the interest rate applicable to a floating rate note, the Interest Payment Dates, the stated maturity, any redemption or repayment provisions or any other matters may be modified as specified under “Other Provisions” on the face of the note or in an addendum to the note and in the applicable pricing supplement.

Fixed Rate Notes

Each fixed rate note will bear interest from the date it is originally issued, or from the last interest payment date to which interest has been paid or duly provided for, to, but excluding, the next interest payment date, at the rate per year stated on its face until the principal amount is paid or made available for payment. Unless otherwise set forth in the applicable pricing supplement, we will pay interest on each fixed rate note semiannually in arrears on each February 15 and August 15 and at Maturity. Each payment of interest on an interest payment date will include interest accrued to, but excluding, that interest payment date. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed using a 360-day year of twelve 30-day months.

If any payment date for a fixed rate note falls on a day that is not a Business Day, we will make the payment on the next Business Day, without additional interest.

Floating Rate Notes

General

Each note will not bear any interest or will bear interest from and including the Issue Date at the rate per annum or, in the case of a floating rate note, pursuant to the interest rate formula (the “interest rate basis or bases”) stated in the applicable note and in the applicable pricing supplement until the principal of the note is paid or made available for payment. Interest will be payable in arrears on each interest payment date specified in the applicable pricing supplement on which an installment of interest is due and payable (an “Interest Payment Date”) and at Maturity. The first payment of interest on any note originally issued between a Regular Record Date, as defined below, and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Regular Record Date to the registered holder on the next succeeding Regular Record Date.

Defined Terms

In addition to terms defined elsewhere in this prospectus supplement, we have used the following terms:

“Business Day” means, unless specified otherwise in the applicable pricing supplement:

Type of Note	Business Day
CMS Rate Notes and CMT Rate Notes	any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities
Compounded SOFR Notes	a day that is both (i) a day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York (a “New York Business Day”) and (ii) a day other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities (a “U.S. Government Securities Business Day”)
For fixed rate notes and floating rate notes not listed above	a day that is a New York Business Day

The foregoing Business Day descriptions are subject to further adjustment as follows:

•	with respect to non-U.S. dollar denominated notes (other than notes denominated in euro), the day is also a day other than a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the specified currency (a “Principal Financial Center Business Day”); and

•	with respect to euro denominated notes, the day is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) System or any successor thereto is open (a “TARGET2 Business Day”).

“Fixed Conversion Rate” with respect to any specified currency means the irrevocably fixed conversion rate between the euro and such specified currency adopted by the Council of the European Union according to Article 109 1(4) first sentence of the Treaty of Rome.

“Index Currency” means the currency specified in the applicable pricing supplement as the currency for which Compounded SOFR will be calculated. If no currency is specified in the applicable pricing supplement, the Index Currency will be U.S. dollars.

“Index Maturity” means the period to stated maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated.

“Maturity” means the date on which the principal of a note or an installment of principal becomes due and payable as provided in the note or in the Senior Indenture, whether at stated maturity or by declaration of acceleration, call for redemption or otherwise.

“Original Issue Discount Note” means:

•	any note where the difference between (x) the first price at which a substantial amount of the notes that are part of the same issue is sold for money (other than to an underwriter, placement agent or wholesaler) and (y) the stated redemption price at Maturity of the note is at least 0.25% of that stated redemption price multiplied by the number of full years from the issue date to Maturity; and

•	any other note we designate as issued with original issue discount for U.S. federal income tax purposes. The stated redemption price at Maturity of an Original Issue Discount Note is the total of all payments to be made under the Original Issue Discount Note, other than payments of qualified stated interest.

“Participating Member State” means a member state of the European Union that adopts the euro in accordance with the Treaty of Rome.

“Principal Financial Center” means, unless specified otherwise in the applicable pricing supplement:

•	the capital city of the country issuing the specified currency except that with respect to U.S. dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the Principal Financial Center will be The City of New York, Sydney, Toronto, London, Wellington, Johannesburg and Zurich, respectively; or

•	the capital city of the country to which the Index Currency relates, except that with respect to U.S. dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the Principal Financial Center will be The City of New York, Sydney, Toronto, London, Wellington, Johannesburg and Zurich, respectively.

“Regular Record Date” will, unless specified otherwise in the applicable pricing supplement, be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date (as the Interest Payment Date may be adjusted by any applicable “business day convention”).

“Senior Indenture” means the Indenture for Senior Debt Securities, dated October 19, 1996, by and between McDonald’s Corporation and the Trustee, as supplemented.

“specified currency” means the currency in which a particular note is denominated or payable (or, if the currency is no longer legal tender for the payment of public and private debts, any other currency of the relevant country or entity which is then legal tender for the payment of such debts).

“Spread” means the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable pricing supplement as being applicable to the interest rate basis or bases of a floating rate note.

“Spread Multiplier” means the percentage that may be specified in the applicable pricing supplement as being applicable to the interest rate basis or bases of a floating rate note.

“Treaty of Rome” means the Treaty of Rome of March 25, 1957, as amended by various agreements, including the Treaty on European Union (1993), the Treaty of Amsterdam (1999), the Treaty of Nice (2003) and as further amended, from time to time.

“Trustee” means U.S. Bank National Association (formerly, First Union National Bank), or its successor.

Interest Rate Basis

Each floating rate note will have an interest rate formula set forth, or otherwise described, in the applicable pricing supplement. The formula may be based on:

•	the CMS Rate;

•	the CMT Rate;

•	the Commercial Paper Rate;

•	Compounded SOFR;

•	The Eleventh District Cost of Funds Rate;

•	the Federal Funds Rate;

•	the Federal Funds OIS Compound Rate;

•	the Prime Rate;

•	the Treasury Rate; or

•	another base rate or formula described in the pricing supplement.

The pricing supplement will also indicate any Spread and/or Spread Multiplier, which would be applied to the interest rate formula to determine the interest rate. Any floating rate note may have a maximum or minimum interest rate limitation but in no event shall the interest rate on a floating rate note be less than zero. See “—Maximum and Minimum Interest Rates” below.

Interest Reset Dates

The interest rate on each floating rate note may be reset daily, weekly, monthly, quarterly, semiannually or annually (this period is the “Interest Reset Period,” and the first day of each Interest Reset Period is an “Interest Reset Date”), as specified in the pricing supplement. Unless otherwise specified in the pricing supplement, the Interest Rest Date associated with an Interest Reset Period is as follows:

Interest Reset Period	Interest Reset Date
Daily	Each Business Day
Weekly (other than Treasury Rate notes)[1]	Wednesday of each week
Monthly	Third Wednesday of each month
Quarterly	Third Wednesday of March, June, September and December of each year
Semiannually	Third Wednesday of each of the two months of each year specified in the pricing supplement
Annually	Third Wednesday of one month of each year specified in the pricing supplement

[1]	For Treasury Rate notes that reset weekly, Tuesday of each week (except as provided below under “—Treasury Rate Notes”) is the Interest Reset Date.

Unless specified otherwise in the applicable pricing supplement, if any Interest Reset Date for a floating rate note would otherwise be a day that is not a Business Day, the applicable Interest Reset Date will be postponed to the next succeeding day that is a Business Day (the “Following Business Day Convention”), except that in the case of a floating rate note as to which Compounded SOFR is the applicable interest rate basis, if the Business Day falls in the next succeeding calendar month, the applicable Interest Reset Date will be the immediately preceding Business Day (the “Modified Following Business Day Convention”). In addition, in the case of a floating rate note as to which Treasury Rate is the applicable interest rate basis, if the Interest Determination Date would otherwise fall on an Interest Reset Date, then the applicable Interest Reset Date will be postponed to the next succeeding Business Day.

Unless otherwise specified on the applicable pricing supplement, floating rate notes will accrue interest from and including the original issue date or the last date to which interest has been paid or provided for, as the case may be, up to but excluding the applicable Interest Payment Date, as described below, or Maturity, as the case may be.

Maximum and Minimum Interest Rates

A floating rate note may also have either or both of the following:

•	a maximum numerical limitation, or ceiling, on the annual rate at which interest may accrue during any interest period (“Maximum Interest Rate”); and

•	a minimum numerical limitation, or floor, on the annual rate at which interest may accrue during any interest period (“Minimum Interest Rate”).

In addition to any Maximum Interest Rate that may be applicable to a floating rate note under the above provisions, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by Illinois law, as the same may be modified by U.S. laws of general application.

Interest Payments

Unless we specify otherwise in the applicable pricing supplement, we will pay interest on floating rate notes as follows:

Interest Reset Period	Interest Payment Dates
Daily, weekly or monthly	Third Wednesday of each month or on the third Wednesday of March, June, September and December of each year as specified in the applicable pricing supplement
Quarterly	Third Wednesday of March, June, September and December of each year
Semiannually	Third Wednesday of each of two months of each year specified in the pricing supplement
Annually	Third Wednesday of one month of each year specified in the pricing supplement

We will also pay interest on all notes at Maturity.

Unless specified otherwise in the applicable pricing supplement, if any Interest Payment Date for a floating rate note other than an Interest Payment Date at Maturity would otherwise be a day that is not a Business Day, the Interest Payment Date will follow the Following Business Day Convention, except that in the case of a floating rate note as to which Compounded SOFR is the applicable interest rate basis, unless specified in the applicable pricing supplement, if the Business Day falls in the next succeeding calendar month, the Interest Payment Date will follow the Modified Following Business Day Convention. If the Maturity of a floating rate note falls on a day that is not a Business Day, the payment of principal, premium and interest, if any, will be made on the next succeeding Business Day, and no interest on the payment will accrue for the period from and after Maturity to the date of that payment on the next succeeding Business Day.

Unless specified otherwise in the applicable pricing supplement, all percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from the calculation on floating rate notes will be rounded to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upward).

Interest payments on floating rate notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or from and including the Issue Date, if no interest has been paid), to but excluding the related Interest Payment Date. Interest payments on floating rate notes made at Maturity will include interest accrued to but excluding the date of Maturity.

Except as specified otherwise in the applicable pricing supplement, each floating rate note will accrue interest on an “Actual/360” basis, an “Actual/Actual” basis, or a “30/360” basis, in each case from the period from the Issue Date to the date of Maturity, unless specified otherwise in the applicable pricing supplement. If no day count convention is specified in the applicable pricing supplement, interest on floating rate notes will be paid on an “Actual/360” basis. For floating rate notes calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each Interest Calculation Period, as defined below, will be calculated by multiplying:

(1)	the face amount of the floating rate Note;

(2)	the applicable interest rate; and

(3)	the actual number of days in the related Interest Calculation Period and dividing the resulting product by 360 or 365, as applicable; or with respect to an Actual/Actual basis floating rate note, if any portion of the related Interest Calculation Period falls in a leap year, the product of (1) and (2) above will be multiplied by the sum of:

•	the actual number of days in that portion of the related Interest Calculation Period falling in a leap year divided by 366, and

•	the actual number of days in that portion of the related Interest Calculation Period falling in a non-leap year divided by 365.

For floating rate notes calculated on a 30/360 basis, accrued interest for an Interest Calculation Period will be computed on the basis of a 360-day year of twelve 30-day months, irrespective of how many days are actually in the Interest Calculation Period. Unless specified otherwise in the applicable pricing supplement, for floating rate notes that accrue interest on a 30/360 basis, if any Interest Payment Date or the Maturity falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount payable for the period from and after the Interest Payment Date or Maturity, as the case may be.

“Interest Calculation Period” means with respect to any period, the period from and including the most recent Interest Reset Date (or from and including the Issue Date in the case of the first Interest Reset Date) to but excluding the next succeeding Interest Reset Date for which accrued interest is being calculated.

Unless specified otherwise in the applicable pricing supplement, interest with respect to notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in the same manner as if only one of the applicable Interest Rate Bases applied.

Interest Determination Dates

The interest rate applicable to each Interest Reset Period beginning on the Interest Reset Date with respect to that Interest Reset Period will be the rate determined on the applicable “Interest Determination Date,” as follows unless specified otherwise in the applicable pricing supplement:

Interest Rate Basis	Interest Determination Date
CMS Rate, CMT Rate, Commercial Paper Rate and Prime Rate	second Business Day preceding each Interest Reset Date for the related note
Compounded SOFR	second U.S. Government Securities Business Day preceding each Interest Payment Date for the related note
Federal Funds Rate	same day as the Interest Reset Date or the first Business Day preceding each Interest Reset Date, as specified in the pricing supplement for the related note
Federal Funds OIS Compound Rate	same day as each Interest Reset Date for the related note
Eleventh District Cost of Funds Rate	last Business Day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index, as defined below under “—Eleventh District Cost of Funds Rate Notes”
Treasury Rate	day in the week in which the related Interest Reset Date falls on which day Treasury Bills, as defined below, having the Index Maturity specified in the applicable pricing supplement are normally auctioned[1]

[1]	Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is not held on Monday or Tuesday of the week in which the Interest Reset Date falls and an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be that preceding Friday; and provided, further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following the auction.

The Interest Determination Date for a floating rate note whose interest rate is determined with reference to two or more interest rate bases, will be the most recent Business Day which is at least two Business Days prior to the Interest Reset Date for the floating rate note on which each interest rate basis is determinable. Each interest rate basis will be determined and compared on that date, and the applicable interest rate will take effect on the related Interest Reset Date.

Calculation Agent and Calculation Date

We may appoint a calculation agent prior to the time of sale of any floating rate note. Any calculation agent we appoint will be specified in the applicable pricing supplement. If we do not appoint a calculation agent, we will be responsible for making all calculations or determinations as described herein or in the applicable pricing supplement. We will make these calculations and determinations in good faith and, absent manifest error, our calculations will be final and binding on holders of the applicable floating rate notes and the Trustee. If we appoint a calculation agent, such calculation agent will make certain calculations or determinations as described herein or in the applicable pricing supplement. To the extent such calculations or determinations are based on a quotation from market providers (including quotations from leading or major banks, brokers, dealers, securities dealers or swap dealers), such calculations or determinations shall be made in accordance with the terms of a calculation agency agreement, between the Company and the appointed calculation agent, with respect to such quotation, calculation or determination. Notwithstanding anything to the contrary set forth herein, whenever the calculation agent is referred to as selecting, determining or otherwise exercising discretion hereunder, this shall mean the calculation agent acting in accordance with and under the terms of the calculation agency agreement and not in its sole discretion. Upon request of the holder of any floating rate note or the Trustee, the calculation agent (or us, if there is no calculation agent) will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to such floating rate note. The calculation agent will be required to make certain determinations and calculations as summarized in this prospectus supplement or in the applicable pricing supplement. Those determinations or calculations will be conclusive for all purposes and binding on holders of the applicable floating rate notes, the Trustee and the Company without any liability on the part of the calculation agent.

Unless specified otherwise in the applicable pricing supplement, the “Calculation Date,” if applicable, pertaining to any Interest Determination Date, will be the earlier of:

•	the tenth calendar day after the applicable Interest Determination Date, or, if that day is not a Business Day, the next succeeding Business Day, or

•	the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

The Trustee shall have no responsibility or liability for calculations made by the calculation agent (or us, if there is no calculation agent) and shall be entitled to conclusively rely on the accuracy of such calculations.

CMS Rate Notes

CMS Rate Notes (“CMS Rate Notes”) will bear interest at the rates (calculated with reference to the CMS Rate and the Spread and/or Spread Multiplier, if any) specified in the CMS Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “CMS Rate” means the rate on the applicable Interest Determination Date for U.S. dollar swaps having the Designated CMS Maturity Index specified in the applicable pricing supplement, expressed as a percentage, which appears on the Reuters Screen ICESWAP1 Page or any Successor Source as of 11:00 a.m., New York City time.

The following procedures will be followed if the CMS Rate cannot be determined as described above:

(1)	If the rate referred to above is no longer published on the relevant page, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMS Rate on the applicable Interest Determination Date will be a percentage determined on the basis of the mid-market semiannual swap rate quotations provided by five leading swap dealers (which may include one or more of the agents, the calculation agent or their respective affiliates) in the New York City interbank market selected by the calculation agent (after consultation with us) as of approximately 11:00 a.m., New York City time on the related Interest Determination Date. For this purpose, the semiannual swap rate means the mean of the bid and offered rates for the semiannual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction having the Designated CMS Maturity Index specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at the time with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to USD-SOFR-ICE with a designated stated maturity of three months. The calculation agent will request the principal New York City office of each of the swap dealers to provide a quotation of this rate. If at least three quotations are provided, the rate will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).

(2)	If fewer than three swap dealers selected by the calculation agent are quoting as referred to in clause (1) above, the CMS Rate will be the rate in effect on the applicable Interest Determination Date.

“Designated CMS Maturity Index” means the original period to stated maturity of the CMS Rate specified in the applicable pricing supplement with respect to which the CMS Rate will be calculated.

“Successor Source” means, in relation to any display page, other published source, information vendor or provider: (i) the successor display page, other published source, information vendor or provider that has been officially designated by the sponsor of the original page or source; or (ii) if the sponsor has not officially designated a successor display page, other published source, information vendor or provider (as the case may be), the successor display page, other published source, information vendor or provider, if any, designated by the relevant information vendor or provider (if different from the sponsor).

CMT Rate Notes

CMT Rate Notes (“CMT Rate Notes”) will bear interest at the rates (calculated with reference to the CMT Rate and any Spread and/or Spread Multiplier and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the CMT Rate Notes and in the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “CMT Rate” means, for the applicable Interest Determination Date, any of the following rates published by the Federal Reserve System Board of Governors as the yield is displayed for Treasury securities at “constant maturity” under the column for the Designated CMT Maturity Index, as defined below, for:

•	the rate on that applicable Interest Determination Date, if the Designated CMT Reuters Page specified in the pricing supplement is FRBCMT or any Successor Source; and

•	the weekly or monthly average on Reuters Page FEDCMT,for the week that ends immediately preceding the week in which the related Interest Determination Date occurs, or the month in which the related Interest Determination Date occurs, if the Designated CMT Reuters Page specified in the pricing supplement is FEDCMT or any Successor Source.

The following procedures will be followed if the CMT rate cannot be determined as described above:

(1)	If the above rate is no longer displayed on the relevant page, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate will be the “Treasury constant maturities” rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the applicable Interest Determination Date for the related Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the U.S. Department of the Treasury that the calculation agent determines (after consultation with us) to be comparable to the rate formerly displayed on the Designated CMT Reuters Page and published on the website of the Federal Reserve System Board of Governors or in another recognized electronic source.

(2)	If the information described in clause (1) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for the applicable Interest Determination Date will be calculated by the calculation agent as a yield to stated maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three leading primary U.S. government securities dealers (which may include one or more of the agents, the calculation agent or their respective affiliates) in New York City selected by the calculation agent (after consultation with us) (each, a “Reference Dealer”) from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as “Treasury notes,” with an original stated maturity equal to the Designated CMT Maturity Index specified in the applicable pricing supplement, a remaining term to stated maturity no more than one year shorter than the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in that market at that time. If two Treasury notes with an original stated maturity as described above have remaining terms to stated maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to stated maturity will be used.

(3)	If the calculation agent cannot obtain three Treasury notes quotations as described in clause (2) above, the calculation agent will determine the CMT Rate to be a yield to stated maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date of three Reference Dealers, selected using the same method described in clause (2) above, for Treasury notes with an original stated maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to stated maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

(4)	If fewer than five but more than two of the Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

(5)	If fewer than three Reference Dealers selected by the calculation agent are quoting as described above, the CMT Rate for that applicable Interest Determination Date will remain the CMT Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

“Designated CMT Maturity Index” means the original period to stated maturity of the U.S. Treasury securities, either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in the applicable pricing supplement with respect to which the CMT Rate will be calculated. If no stated maturity is specified in the applicable pricing supplement, the Designated CMT Maturity Index will be two years.

“Designated CMT Reuters Page” means the Reuters Page specified in the applicable pricing supplement with respect to which the CMT Rate will be calculated.

Commercial Paper Rate Notes

Commercial Paper Rate Notes (“Commercial Paper Rate Notes”) will bear interest at the rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in the Commercial Paper Rate Notes and the applicable pricing supplement. Commercial Paper Rate Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any, as specified in the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Commercial Paper Rate” means the Money Market Yield, as defined below, on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement published in the H.15 Daily Update under the heading “Commercial Paper—Nonfinancial.”

The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

(1)	If the rate referred to above is not published in the H.15 Daily Update by 5:00 p.m., New York City time, on the related Calculation Date, then the Commercial Paper Rate for the Interest Determination Date will be calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 a.m., New York City time, as of the applicable Interest Determination Date of three leading dealers (which may include one or more of the agents, the calculation agent or their respective affiliates) of U.S. dollar commercial paper in The City of New York, selected by the calculation agent (after consultation with us) for U.S. dollar commercial paper having the Index Maturity designated in the applicable pricing supplement placed for industrial issuers whose bond rating is “Aa,” or the equivalent, from a nationally recognized rating agency.

(2)	If the dealers selected by the calculation agent are not quoting as mentioned in clause (1) above, the Commercial Paper Rate determined on the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

“H.15 Daily Update” means the daily statistical release designated as such published by the Federal Reserve System Board of Governors, or its successor, available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15 or any Successor Source.

“Money Market Yield” means, in respect of any security with a stated maturity of six months or less, the rate for which is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D × 360	x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Compounded SOFR Notes

Compounded SOFR Notes (“Compounded SOFR Notes”) will bear interest at the rates (calculated with reference to Compounded SOFR and the Spread and/or Spread Multiplier, if any) specified in the Compounded SOFR Notes and the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, a base rate designated as “Compounded SOFR” means the rate computed in accordance with the following formula:

(	SOFR IndexEnd	-1) x	(360)
	SOFR IndexStart		dc

where:

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant interest period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the Interest Payment Date relating to such interest period; and

“dc” is the number of calendar days in the relevant Observation Period.

“SOFR Index,” with respect to any U.S. Government Securities Business Day, means:

(1)	the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); or

(2)	if a SOFR Index value specified in (1) above does not so appear at the SOFR Determination Time, then: (a) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailability” provisions below; or (b) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of Benchmark Transition Event” provisions below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website;

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR);

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor website of the Federal Reserve Bank of New York or the website of a successor administrator of SOFR; and

“Observation Period” means, in respect of each interest period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date two U.S. Government Securities Business Days preceding the Interest Payment Date for such interest period.

The SOFR Index, which the Federal Reserve Bank of New York started publishing on March 2, 2020, measures the cumulative impact of compounding the SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of the SOFR.

SOFR Index Unavailability

If SOFR IndexStart or SOFR IndexEnd is not published on the relevant Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” will mean, for the relevant interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of Benchmark Transition Event

If we (or our designee) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Compounded SOFR Notes in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, we (or our designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by us (or our designee) pursuant to this “Effect of Benchmark Transition Event” subsection, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in our (or our designee’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Compounded SOFR Notes, shall become effective without consent from the holders of the Compounded SOFR Notes or any other party.

Certain Defined Terms

As used in this “Compounded SOFR Notes” subsection:

“Benchmark” means, initially, Compounded SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR or SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us (or our designee) as of the Benchmark Replacement Date:

(1)	the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)	the sum of: (a) the alternate rate of interest that has been selected by us (or our designee) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us (or our designee) as of the Benchmark Replacement Date:

(1)	the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by us (or our designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

The Benchmark Replacement Adjustment shall not include the margin specified in the applicable pricing supplement and shall be applied to the Benchmark Replacement to determine the interest payable on such Compounded SOFR Notes, provided that the Trustee shall have no responsibility or liability for calculations made pursuant to this definition and shall be entitled to rely conclusively on the accuracy of such calculations.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters) that we (or our designee) decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we (or our designee) decide that adoption of any portion of such market practice is not administratively feasible or if we (or our designee) determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we (or our designee) determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)	a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to “Benchmark” also include any reference rate underlying such Benchmark.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.

“ISDA Definitions” means the 2021 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by us (or our designee) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Eleventh District Cost of Funds Rate Notes

Eleventh District Cost of Funds Rate Notes (“Eleventh District Cost of Funds Rate Notes”) will bear interest at the rates (calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Eleventh District Cost of Funds Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Eleventh District Cost of Funds Rate” means the rate equal to the monthly weighted average cost of funds set forth opposite the caption “11TH Dist COFI:” on the Reuters Screen COFI/ARMS Page or any Successor Source as of 11:00 a.m., San Francisco time, on the applicable Interest Determination Date.

The following procedures will be followed if the Eleventh District Cost of Funds Rate cannot be determined as described above:

(1)	If the rate referred to above is no longer published on the relevant page, or if not published by 11:00 a.m., San Francisco time, on the related Calculation Date, the Eleventh District Cost of Funds Rate for the applicable Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding the applicable Interest Determination Date.

(2)	If the Federal Home Loan Bank of San Francisco fails to announce the Index as referred to in clause (1) on or before the related Calculation Date for the calendar month immediately preceding the applicable Interest Determination Date, then the Eleventh District Cost of Funds Rate for the applicable Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on the applicable Interest Determination Date.

Federal Funds Rate Notes

Federal Funds Rate Notes (“Federal Funds Rate Notes”) will bear interest at the rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Federal Funds Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Federal Funds Rate” means the rate with respect to the applicable Interest Determination Date as set forth in the H.15 Daily Update for that day opposite the caption “Federal funds (effective)” as such rate is displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source under the caption “EFFECT.”

The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

(1)	If the rate referred to above is not so published by 5:00 p.m., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Interest Determination Date will be calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers (which may include one or more of the agents, the calculation agent or their respective affiliates) of U.S. dollar federal funds transactions in The City of New York, selected by the calculation agent (after consultation with us), as of a time before 9:00 a.m., New York City time on the applicable Interest Determination Date.

(2)	If fewer than three brokers selected by the calculation agent are quoting as referred to in clause (1) above, the Federal Funds Rate for the applicable Interest Determination Date will be the Federal Funds Rate in effect on the applicable Interest Determination Date.

Federal Funds OIS Compound Rate Notes

Federal Funds OIS Compound Rate Notes (“Federal Funds OIS Compound Rate Notes”) will bear interest at the rates (calculated with reference to the Federal Funds OIS Compound Rate and the Spread and/or Spread Multiplier, if any) specified in the Federal Funds OIS Compound Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, the “Federal Funds OIS Compound Rate” on the applicable Interest Determination Date immediately following an Interest Reset Period will be the rate of return of a daily compound interest investment calculated in accordance with the formula set forth below:

where:

“d0” is the number of New York Banking Days in the relevant Interest Reset Period;

“i” is a series of whole numbers from one to d0, each representing the relevant New York Banking Days in chronological order from, and including, the first New York Banking Day in the relevant Interest Reset Period;

“FEDFUNDi,” for any day “i” in the relevant Interest Reset Period, is a reference rate equal to the rate set forth in the H.15 Daily Update in respect of that day opposite the caption “Federal funds (effective)” as such rate is displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source under the caption “EFFECT.” Provided, that (1) if such rate does not appear on Reuters Screen FEDFUNDS1 Page or any Successor Source or is not yet published in the H.15 Daily Update by 5:00 p.m., New York City time, on the related day, FEDFUNDi for that day will be calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers (which may include one or more of the agents, the calculation agent or their respective affiliates) of U.S. dollar federal funds transactions in The City of New York, selected by the calculation agent (after consultation with us) as of a time before 9:00 a.m., New York City time on the applicable day; (2) if the brokers so selected by the calculation agent are not quoting as referred to in clause (1) above, FEDFUNDi for such day will be the rate displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source in respect of the first preceding New York Banking Day; and (3) if the rate is not displayed on Reuters Screen FEDFUNDS1 Page or any Successor Source in respect of the first preceding New York Banking Day, then FEDFUNDi for such day will be the FEDFUNDi in effect on the applicable Interest Determination Date;

“ni” is the number of calendar days in the relevant Interest Reset Period on which the rate is FEDFUNDi; and

“d” is the number of calendar days in the relevant Interest Reset Period.

“New York Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York, New York.

Prime Rate Notes

Prime Rate Notes (“Prime Rate Notes”) will bear interest at the rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Prime Rate” means the rate on the applicable Interest Determination Date set forth in the H.15 Daily Update opposite the caption “Bank prime loan.”

The following procedures will be followed if the Prime Rate cannot be determined as described above:

(1)	If the rate referred to above is not so published by 5:00 p.m., New York City time, on the related Calculation Date, the Prime Rate for the applicable Interest Determination Date will be the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by at least four banks (which may include one or more of the agents, the calculation agent or their respective affiliates) that appear on the Reuters Page US PRIME 1, as defined below, as the particular bank’s prime rate or base lending rate, as of 11:00 a.m. New York City time, for the applicable Interest Determination Date.

(2)	If fewer than four rates appear on the Reuters Page US PRIME 1 by 5:00 p.m., New York City time, on the related Calculation Date, the Prime Rate for the applicable Interest Determination Date will be the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by three major banks (which may include one or more of the agents, the calculation agent or their respective affiliates) in New York City, selected by the calculation agent (after consultation with us), as its U.S. dollar prime rate or base lending rate as in effect for that day. Each change in the prime rate or base lending rate so announced by such bank will be effective as of the effective date of the announcement or, if no effective date is specified, as of the date of the announcement.

(3)	If the banks selected by the calculation agent are not quoting as described in clause (2) above, the Prime Rate for the applicable Interest Determination Date will be the Prime Rate in effect on the applicable Interest Determination Date.

“Reuters Page US PRIME 1” means the display designated as the “US PRIME 1” page on Reuters, or any Successor Source, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Treasury Rate Notes

Treasury Rate Notes (“Treasury Rate Notes”) will bear interest at the rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified in the Treasury Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Treasury Rate” means the rate from the auction held on the applicable Interest Determination Date (“Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable pricing supplement which appears on either the Reuters Screen USAUCTION10 Page or any Successor Source or the Reuters Screen USAUCTION11 Page or any Successor Source opposite such Index Maturity under the heading “INVEST RATE.”

The following procedures will be followed if the Treasury Rate cannot be determined as described above:

(1)	If the rate referred to above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the U.S. Department of the Treasury.

(2)	If the rate described in clause (1) above is not announced by the U.S. Department of the Treasury, or if the Auction is not held, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable pricing supplement set forth in the H.15 Daily Update under the caption “U.S. government securities/Treasury bills (secondary market).”

(3)	If the rate described in clause (2) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in the H.15 Daily Update under the caption “U.S. government securities/Treasury bills (secondary market).”

(4)	If the rate described in clause (3) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three primary U.S. government securities dealers (which may include one or more of the agents, the calculation agent or their respective affiliates), selected by the calculation agent (after consultation with us), for the issue of Treasury Bills with a remaining stated maturity closest to the Index Maturity specified in the applicable pricing supplement.

(5)	If the dealers selected by the calculation agent are not quoting as described in clause (4) above, the Treasury Rate for the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

“Bond Equivalent Yield” means, in respect of any security with a stated maturity of six months or less, the rate for which is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D × N	x 100
360 – (D x M)

where:

“D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal;

“N” refers to 365 or 366, as the case may be; and

“M” refers to the actual number of days in the interest period for which interest is being calculated.

European Monetary Union

Unless we specify otherwise in the applicable pricing supplement, to the extent legally permissible, neither the occurrence or non-occurrence of an EMU Event (as defined below), nor the entry into force of any law, regulation, directive or order that requires us to redenominate on terms different from those we describe below, will alter any term of, or discharge or excuse performance under, the Senior Indenture or the notes, nor would it permit the Trustee, the holders of the notes or us the right unilaterally to alter or terminate the Senior Indenture or the notes or give rise to any event of default or otherwise be the basis for any rescission or renegotiation of the Senior Indenture or the notes. To the extent legally permissible, the occurrence or non-occurrence of an EMU Event will be considered to occur automatically pursuant to the terms of the notes.

An “EMU Event” means any event associated with the European Monetary Union in the European Community, including:

•	the fixing of exchange rates between the currency of a Participating Member State and the euro or between the currencies of Participating Member States;

•	the introduction of the euro as the lawful currency in a Participating Member State;

•	the withdrawal from legal tender of any currency that, before the introduction of the euro, was the lawful currency in any of the Participating Member States;

•	the disappearance or replacement of a relevant rate option or other price source for the currency of any Participating Member State or the failure of the agreed price or rate sponsor or screen provider to publish or display the required information; or

•	any combination of the above.

Redenomination

If payments on the notes are to be made in a foreign currency and the issuing country of that currency becomes a Participating Member State, then we may, solely at our option and without the consent of holders or the need to amend the Senior Indenture or the notes, redenominate all of those notes into euro (whether or not any other similar debt securities are so redenominated) on any interest payment date and after the date on which that country became a Participating Member State. We will give holders at least 30 days’ notice of the redenomination, including a description of the way we will implement it.

If we elect to redenominate a tranche of notes, the election to redenominate will have effect, as follows:

•	each denomination will be deemed to be denominated in such amount of euro as is equivalent to its denomination or the amount of interest so specified in the relevant foreign currency at the fixed conversion rate adopted by the Council of the European Union for the relevant foreign currency, rounded down to the nearest euro 0.01;

•	after the redenomination date, all payments in respect of those notes, other than payments of interest in respect of periods commencing before the redenomination date, will be made solely in euro as though references in those notes to the relevant foreign currency were to euro. Payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee, or at the option of the payee, by a euro cheque;

•	if those notes are notes which bear interest at a fixed rate and interest for any period ending on or after the redenomination date is required to be calculated for a period of less than one year, it will be calculated on the basis of the applicable fraction specified in the applicable pricing supplement;

•	if those notes are notes which bear interest at a floating rate, the applicable pricing supplement will specify any relevant changes to the provisions relating to interest; and

•	such other changes shall be made to the terms of those notes as we may decide, after consultation with the Trustee, and as may be specified in the notice, to conform them to conventions then applicable to debt securities denominated in euro or to enable those notes to be consolidated with other notes, whether or not originally denominated in the relevant foreign currency or euro. Any such other changes will not take effect until after they have been notified to the holders.

Indexed Notes

We may from time to time offer notes (“Indexed Notes”) with the amounts payable determined by reference to:

•	the price or prices of specified commodities or stocks;

•	interest rate indices;

•	interest rate swap or exchange rate swap indices;

•	the exchange rate of one or more specified currencies relative to another currency; or

•	other indices as may be specified in the notes and described in the applicable pricing supplement.

Holders of Indexed Notes may receive amounts at Maturity that are greater than or less than the face amount of the Indexed Notes. The method for determining the amounts, if any, payable on Interest Payment Dates and at Maturity and any applicable historical information and other considerations, including material tax considerations, associated with Indexed Notes, will be set forth in the applicable pricing supplement. See “Risk Factors—Risks Related to Floating Rate Notes—Floating rate notes have risks that conventional fixed rate notes do not” in this prospectus supplement for a description of risks associated with Indexed Notes.

For purposes of determining the voting rights of a holder of an Indexed Note indexed as to principal under the Indenture, the principal amount of the Indexed Note will be deemed to be equal to the face amount of that Note upon issuance.

Amortizing Notes

We may offer amortizing notes. Unless otherwise specified in the pricing supplement, interest on an amortizing note will be computed using a 360-day year of twelve 30-day months. Payments on amortizing notes will be applied first to interest due and payable and then to the unpaid principal amount. Further information about amortizing notes will be specified in the applicable pricing supplement.

Book-Entry System

Upon issuance, all notes having the same original issue date and otherwise identical terms will be represented by one or more global notes. Each global note representing book-entry notes will be deposited with DTC. This means that we will not issue certificates to each holder. DTC will keep a computerized record of its participants (for example, your broker) whose clients have purchased the notes. Unless it is exchanged in whole or in part for a certificated note, a global note may not be transferred, except that DTC, its nominees and their successors may transfer a global note as a whole to one another.

Beneficial interests in global notes will be shown on, and transfers of interests will be made only through, records maintained by DTC and its participants. The laws of some jurisdictions require that certain purchasers take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global note.

We will wire principal and interest payments to DTC or its nominee. We and the Trustee will treat DTC or its nominee as the owner of a global note for all purposes. Accordingly, we, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a global note to owners of beneficial interests in a global note.

It is DTC’s current practice, upon receipt of any payment of principal or interest and corresponding detail information from us or the Trustee, to credit participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global note as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to participants whose accounts are credited with notes on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in a global note, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with notes held for the account of customers registered in “street name.” However, payments by participants to beneficial owners will be the responsibility of the participants and not our responsibility or that of DTC or the Trustee.

Notes represented by a global note will be exchangeable for certificated notes with the same terms in authorized denominations only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days;

•	we determine not to require all of the notes of a series to be represented by global notes and notify the Trustee of our decision; or

•	there shall have occurred and be continuing an event of default with respect to the applicable notes of any series.

Information Relating to DTC

The descriptions of operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within DTC’s control and are subject to changes by DTC, from time to time. Neither we nor the agents take any responsibility for these operations and procedures and urge you to contact DTC or its participants directly to discuss these matters. DTC has advised us as follows:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•	DTC holds securities that its direct participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry transfers and pledges in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

•	DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority, Inc.

•	Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, which are referred to as “Indirect Participants” and, together with the Direct Participants, the “Participants.”

•	The rules applicable to DTC and its Participants are on file with the SEC.

DTC will act as securities depository for the book-entry notes. The book-entry notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One fully registered global note will be issued for each issue of book-entry notes, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, then one global note will be issued with respect to each $500 million of principal amount, and an additional global note will be issued with respect to any remaining principal amount of such issue.

Purchases of book-entry notes under DTC’s system must be made by or through Direct Participants, which will receive a credit for such book-entry notes on DTC’s records. The ownership interest of each actual purchaser of each Book-Entry Note represented by a global note (“Beneficial Owner”) is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a global note representing book-entry notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a global note representing book-entry notes will not receive certificated notes representing their ownership interests therein, except in the event that use of the book-entry system for such book-entry notes is discontinued.

To facilitate subsequent transfers, all global notes representing book-entry notes which are deposited with, or on behalf of, DTC are registered in the name of DTC’s nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of global notes with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the global notes representing the book-entry notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such book-entry notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect, from time to time. Beneficial Owners of global notes may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global notes, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, Beneficial Owners of global notes may wish to ascertain that the nominee holding the global notes for their benefit has agreed to obtain and transmit notices to Beneficial Owners; in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

If the global notes are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the global notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to the global notes representing the book-entry notes. Under its usual procedures, DTC mails an omnibus proxy to the Company as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the book-entry notes are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Payments of principal, premium, if any, and/or interest, if any, on the global notes representing the book-entry notes will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee for such notes on the payable date in accordance with the respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, on any of the global notes representing book-entry notes to DTC is the responsibility of the Company and the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

A Beneficial Owner will give notice of any option to elect to have its book-entry notes repaid by us, through its Participant, to the Trustee, and will effect delivery of the applicable book-entry notes by causing the Direct Participant to transfer the Participant’s interest in the global note or notes representing such book-entry notes, on DTC’s records, to the Trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global note or notes representing such book-entry notes are transferred by Direct Participants on DTC’s records.

DTC may discontinue providing its services as securities depository with respect to the book-entry notes at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificated notes are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificated notes will be printed and delivered.

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global notes.

The information in this “Information Relating to DTC” subsection concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but neither we nor any agent takes any responsibility for the accuracy thereof.

Clearstream Luxembourg and Euroclear Systems

Investors may elect to hold interests in book-entry notes through either DTC (in the United States) or Clearstream Banking, S.A. (“Clearstream Luxembourg”) or Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear System (“Euroclear”) (in Europe) if they are participants of those systems, or indirectly, through organizations that are participants in such systems. Interests held through Clearstream Luxembourg and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ securities accounts.

Clearstream Luxembourg has advised us that it was incorporated as a limited liability company under the laws of Luxembourg. Clearstream Luxembourg holds securities for its participating organizations (“Clearstream Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream Luxembourg in many currencies, including U.S. dollars. Clearstream Luxembourg provides to Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg also deals with domestic securities markets in over 30 countries through established depositary and custodial relationships. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream Luxembourg is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier (Commission for the Supervision of the Financial Sector). Clearstream Luxembourg Participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the agents or their affiliates. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream Luxembourg Participant.

Distributions with respect to notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream Luxembourg.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Euroclear Operator”), under contract with Euroclear plc, a United Kingdom corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the agents or their affiliates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of, or relationship with, persons holding through Euroclear Participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary of Euroclear.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between Participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading between Clearstream Luxembourg Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear, respectively, and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear Participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant in DTC will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the notes settled during such processing, will be reported to the relevant Euroclear Participants or Clearstream Luxembourg Participants on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of notes by, or through a Clearstream Luxembourg Participant or a Euroclear Participant to a Participant in DTC will be received with value on the business day of settlement in DTC but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

General

Unless otherwise specified in the applicable pricing supplement, foreign currency notes will not be sold in, or to residents of, the country issuing the specified currency. The information set forth in this prospectus supplement is directed to prospective purchasers who are U.S. residents and, with respect to foreign currency notes, is by necessity incomplete. We and the agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest, if any, on, their foreign currency notes. These purchasers should consult their own financial and legal advisors with regard to these risks. See “Risk Factors—Risks Related to Foreign Currency Notes— Investment in foreign currency notes entails significant risks that are not associated with an investment in a debt security denominated and payable in U.S. dollars.”

Payment of Principal, Premium, if any, and Interest, if any

Unless otherwise specified in the applicable pricing supplement, we are obligated to make payments of principal of, and premium, if any, and interest, if any, on, a foreign currency note in the specified currency. Any amounts so payable by us in the specified currency will be converted by the exchange rate agent named in the applicable pricing supplement (the “exchange rate agent”) into U.S. dollars for payment to the registered holders thereof unless otherwise specified in the applicable pricing supplement or a registered holder elects, in the manner described below, to receive these amounts in the specified currency.

Any U.S. dollar amount to be received by a registered holder of a foreign currency note will be based on the highest bid quotation in New York City received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on that date, the last date on which such rate was quoted) from three (or, if three are not available, then two) recognized foreign exchange dealers (which may include the agents, their affiliates or the exchange rate agent) selected by the exchange rate agent and approved by us for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on that payment date in the aggregate amount of the specified currency payable to all registered holders of foreign currency notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the registered holders of foreign currency notes by deductions from any payments. If at least two bid quotations are not available, payments will be made in the specified currency, except as described below under “—Availability of Specified Currency.”

Registered holders of foreign currency notes may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in the specified currency by submitting a written request to the Trustee at its corporate trust office in New York City on or prior to the applicable record date or at least fifteen calendar days prior to the Maturity, as the case may be. This written request may be mailed, hand delivered or sent by cable, telex or other form of facsimile transmission. This election will remain in effect until revoked by written notice delivered to the Trustee on or prior to a record date or at least fifteen calendar days prior to the Maturity, as the case may be. Registered holders of foreign currency notes to be held in the name of a broker or nominee should contact their broker or nominee to determine whether and how an election to receive payments in the specified currency may be made.

Unless otherwise specified in the applicable pricing supplement, if the specified currency is other than U.S. dollars, a Beneficial Owner of a global security that elects to receive payments of principal, premium, if any, and/or interest, if any, in the specified currency must notify the Participant through which it owns its interest on or prior to the applicable record date or at least fifteen calendar days prior to the Maturity, as the case may be, of its election. The applicable Participant must notify the depositary of its election on or prior to the third Business Day after the applicable record date or at least twelve calendar days prior to the Maturity, as the case may be, and the depositary will notify the Trustee of that election on or prior to the fifth Business Day after the applicable record date or at least ten calendar days prior to the Maturity, as the case may be. If complete instructions are received by the Participant from the applicable Beneficial Owner and forwarded by the Participant to the depositary, and by the depositary to the Trustee, on or prior to such dates, then the applicable Beneficial Owner will receive payments in the specified currency.

We will make payments of the principal of, and premium, if any, and/or interest, if any, on, foreign currency notes that are to be made in U.S. dollars in the manner specified herein with respect to notes denominated in U.S. dollars. See “Description of Notes—General.” We will make payments of interest, if any, on foreign currency notes that are to be made in the specified currency on an Interest Payment Date other than the Maturity by check mailed to the address of the registered holders of their foreign currency notes as they appear in the security register, subject to the right to receive these interest payments by wire transfer of immediately available funds under the circumstances described under “Description of Notes—General.” We will make payments of principal of, and premium, if any, and/or interest, if any, on, foreign currency notes that are to be made in the specified currency on the Maturity by wire transfer of immediately available funds to an account with a bank designated at least fifteen calendar days prior to the Maturity by the applicable registered holder, provided the particular bank has appropriate facilities to make these payments and the particular foreign currency note is presented and surrendered at the office or agency maintained by the Trustee for this purpose in the Borough of Manhattan, New York City, in time for the Trustee to make these payments in accordance with its normal procedures.

Availability of Specified Currency

If the specified currency for foreign currency notes is not available for any required payment of principal, premium, if any, and/or interest, if any, due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to the registered holders of these foreign currency notes by making payments in U.S. dollars on the basis of the Market Exchange Rate, computed by the exchange rate agent, on the second Business Day prior to the particular payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate.

The “Market Exchange Rate” for a specified currency other than U.S. dollars means the noon U.S. dollar buying rate in New York City for cable transfers for the specified currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

All determinations made by the exchange rate agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the registered holders of the foreign currency notes.

Judgments

Under current Illinois law, a state court in the State of Illinois may, at the request of the claimant, render a judgment in respect of a foreign currency note in the specified currency. Any such judgment made in the specified currency would be payable in that currency or, at the option of the payor, in the amount of U.S. dollars that would purchase that currency as of the banking day next preceding the date on which the money is paid to the claimant. A non-Illinois state court may not follow the same rules and procedures with respect to payments and conversions of foreign currency judgments.

U.S. TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations that may be relevant to a Beneficial Owner of a note. This summary is based on laws, regulations, rulings and decisions now in effect, which may change. Any change could apply retroactively and could affect the continued validity of this summary. This summary deals only with Beneficial Owners that hold notes as capital assets. It does not address specific tax considerations applicable to investors that may be subject to special tax rules, such as entities that are treated as pass-through entities (e.g., partnerships) for U.S. federal income tax purposes or persons who hold the notes through such pass-through entities, banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, traders in securities or commodities that elect mark to market treatment, persons that will hold notes as a hedge against currency or other risks or as a position in a “straddle” or conversion transaction, tax exempt organizations, controlled foreign corporations, former U.S. citizens or residents of the United States subject to special expatriation rules, or persons that have a “functional currency” other than the U.S. dollar. It is intended to apply only to investors who acquire their notes upon original issuance, or investors who acquire their notes in a subsequent purchase and are not members of our expanded affiliated group, as defined in the Treasury regulations under Section 385 of the Internal Revenue Code of 1986, as amended (the “Code”). For the purposes of this discussion, a U.S. holder is an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a note.

This summary deals only with notes that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning notes that are due to mature more than 30 years from their date of issue will be discussed in the applicable pricing supplement.

An accrual method taxpayer that reports revenues on an applicable financial statement generally must recognize income for U.S. federal income tax purposes no later than the taxable year in which such income is taken into account as revenue in an applicable financial statement of the taxpayer. To the extent this rule is inconsistent with the rules described below, this rule supersedes such rules. Thus, this rule could potentially require such a taxpayer to recognize income for U.S. federal income tax purposes with respect to the notes prior to the time such income would be recognized pursuant to the rules described below. Potential investors in the notes should consult their tax advisors regarding the potential applicability of these rules to their investment in the notes.

You should consult your tax adviser about the tax consequences of holding notes, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

U.S. Holders

Payments or Accruals of Interest

Payments of or accruals of “qualified stated interest” (as defined below) on a note will be taxable to a U.S. holder as ordinary interest income at the time that the holder accrues or receives such amounts (in accordance with the holder’s method of tax accounting). If a U.S. holder using the cash method of tax accounting receives payments of interest pursuant to the terms of a note in a currency or currency unit other than U.S. dollars (a “foreign currency”), the amount of interest income to be included in income by the holder will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt regardless of whether the payment is converted into U.S. dollars. In the case of a U.S. holder who uses the accrual method of accounting or who is otherwise required to accrue interest prior to receipt, the amount of interest income will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, an accrual basis U.S. holder may elect to translate all interest income on foreign currency-denominated notes at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or at the spot rate on the date the holder receives the interest payment if that date is within five business days of the end of the accrual period. A U.S. holder that makes this election must apply it consistently to all debt instruments from year to year, including all debt instruments subsequently acquired, and cannot change the election without the consent of the Internal Revenue Service (the “IRS”). A U.S. holder that uses the accrual method of accounting for tax purposes will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the note.

Purchase, Sale and Retirement of Notes

A U.S. holder’s tax basis in a note generally will equal the cost of the note to that holder, increased by any amounts includible in income by the holder as original issue discount and market discount, and reduced (but not below zero) by any amortized premium (each as described below) and any payments other than payments of qualified stated interest made on the note. The cost to a U.S. holder of a note denominated in a foreign currency will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. In the case of a foreign currency note that is traded on an established securities market, a cash-basis U.S. holder (or, if it so elects, an accrual-basis U.S. holder) will determine the U.S. dollar value of the cost of the note by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The amount of any subsequent adjustments to the holder’s tax basis in a note in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. The conversion of U.S. dollars to a foreign currency and the immediate use of that currency to purchase a note generally will not result in taxable gain or loss for a U.S. holder.

Upon the sale, exchange or retirement of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the transaction (less any accrued but unpaid qualified stated interest, which will be taxable as such) and the U.S. holder’s tax basis in the note. If a U.S. holder receives foreign currency in respect of the sale, exchange or retirement of a foreign currency note, the amount realized generally will be the dollar value of the foreign currency the holder receives calculated at the exchange rate in effect on the date the foreign currency note is disposed of or retired. In the case of a foreign currency note that is traded on an established securities market, a cash-basis U.S. holder (or, if it so elects, an accrual-basis U.S. holder) will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The election available to accrual-basis U.S. holders in respect of the purchase and sale of foreign currency notes traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year, including all debt instruments subsequently acquired, and cannot be changed without the consent of the IRS.

Except as discussed below with respect to market discount and foreign currency gain or loss, gain or loss recognized by a U.S. holder on the sale, exchange or retirement of a note generally will be long-term capital gain or loss if the U.S. holder has held the note for more than one year at the time of disposition, and otherwise will be short-term capital gain or loss. Net long-term capital gains recognized by an individual U.S. holder may be subject to preferential tax rates. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Notwithstanding the foregoing, gain or loss recognized by a U.S. holder on the sale, exchange or retirement of a foreign currency note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held the note. This foreign currency gain or loss will not be treated as an adjustment to interest income that the holder receives on the note.

Original Issue Discount

U.S. holders of Original Issue Discount Notes generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain Treasury regulations. U.S. holders of these notes should be aware that, as described in greater detail below, they generally must include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues on a constant yield to maturity basis regardless of when such holder receives the cash attributable to that income.

In general, each U.S. holder of an Original Issue Discount Note with a maturity greater than one year, whether the U.S. holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that note for all days during the taxable year that the holder owns the note whether or not such U.S. holder has received any cash payment with respect to the notes. The daily portions of original issue discount on an Original Issue Discount Note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. In the case of an initial holder, the amount of original issue discount on an Original Issue Discount Note allocable to each accrual period is determined by (i) multiplying the “adjusted issue price” (as defined below) of the note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the note and the denominator of which is the number of accrual periods in a year and (ii) subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually during the entire term of an Original Issue Discount Note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

In the case of an Original Issue Discount Note that is a floating rate note qualifying as a variable rate debt instrument as defined in the Treasury Regulations, both the “annual yield to maturity” and the “qualified stated interest” will be determined for these purposes as though the note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the note. Accordingly, the stated interest that is payable at least annually on a floating rate note generally will be treated as “qualified stated interest” and such note will not be an Original Issue Discount Note solely as a result of the fact that it provides for interest at a variable rate. If a floating rate note does not qualify as a “variable rate debt instrument,” the note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. (Additional rules may apply if interest on a floating rate note is based on more than one interest index. We will provide detailed guidance of the tax considerations relevant to U.S. holders of any such notes in the pricing supplement.)

The “adjusted issue price” of an Original Issue Discount Note at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the note in all prior accrual periods. All payments on an Original Issue Discount Note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the note to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts so includible in gross income by a U.S. holder in respect of an Original Issue Discount Note denominated in U.S. dollars are generally lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

A U.S. holder generally may make an irrevocable election to include in its income its entire return on a note (i.e., the excess of all remaining payments to be received on the note, including payments of qualified stated interest, over the amount paid by the holder for the note) under the constant yield method described above. For notes purchased at a premium or bearing market discount in the hands of the U.S. holder, the holder making this election will also be deemed to have made the election (discussed below under “—Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis.

In the case of an Original Issue Discount Note that is also a foreign currency note, a U.S. holder should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating the foreign currency amount so received at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, the holder may translate the foreign currency amount so derived at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that the U.S. holder has made the election described under “—Payments or Accruals of Interest” above. Because exchange rates may fluctuate, a U.S. holder of an Original Issue Discount Note that is also a foreign currency note may recognize a different amount of original issue discount income in each accrual period than would the holder of an otherwise similar Original Issue Discount Note denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Note), a U.S. holder will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Note, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

A subsequent U.S. holder of an Original Issue Discount Note that purchases the note at a cost less than its “remaining redemption amount,” or an initial U.S. holder that purchases an Original Issue Discount Note at a price other than the note’s issue price, also generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if the subsequent holder acquires the Original Issue Discount Note at a price greater than its adjusted issue price, the holder may reduce its periodic inclusions of original issue discount income to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Note is the total of all future payments to be made on the note other than qualified stated interest.

Certain of the Original Issue Discount Notes may be redeemed prior to Maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the pricing supplement. Original Issue Discount Notes containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Notes with these features, you should carefully examine the pricing supplement and consult your tax adviser about them since the tax consequences of original issue discount will depend, in part, on the particular terms and features of the notes.

Short-Term Notes

The rules described above will also generally apply to Original Issue Discount Notes with maturities of one year or less (“short-term notes”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, but treat a short-term note as having original issue discount. Thus, all short-term notes will be Original Issue Discount Notes. Except as noted below, a cash basis U.S. holder of a short-term note will generally not be required to accrue original issue discount currently, but will be required to treat any gain realized on a sale, exchange or retirement of the note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the note during the period the holder held it. A U.S. holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until Maturity of the note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, a cash-basis U.S. holder of a short-term note may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, any U.S. holder of a short-term note (whether a cash- or accrual-basis holder) can elect to accrue the “acquisition discount,” if any, with respect to the note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the note at the time of acquisition over the purchase price. This election, once made, applies to all obligations acquired by the U.S. holder on or after the first day of the first taxable year to which such election applies unless revoked with the consent of the IRS. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If a U.S. holder elects to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term notes.

As described above, certain of the notes may be subject to special redemption features. These features may affect the determination of whether a note has a maturity of one year or less and thus is a short-term note. If you purchase notes with these features, you should carefully examine the pricing supplement and consult your tax adviser about these features.

Premium and Market Discount

A U.S. holder that purchases a note at a cost greater than the note’s remaining redemption amount will be considered to have purchased the note at a premium, and may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the note. This election, once made, generally applies to all debt instruments held or subsequently acquired by the holder during or after the first taxable year to which the election applies unless revoked with the consent of the IRS. A U.S. holder that elects to amortize the premium must reduce its tax basis in the note by the amount of the premium amortized during its holding period. Original Issue Discount Notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency note, the holder should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate used by the U.S. holder for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency note based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the note and the exchange rate on the date when the holder acquired the note. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in the holder’s tax basis when the note matures or is disposed of. Therefore, a U.S. holder that does not elect to amortize premium and that holds the note to Maturity must generally treat the premium as capital loss when the note matures.

If a U.S. holder purchases a note at a price that is lower than the note’s remaining redemption amount, or in the case of an Original Issue Discount Note, the note’s adjusted issue price, by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to Maturity, the note will be considered to bear “market discount” in the hands of the holder. In this case, gain realized by the holder on the disposition of the note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the note while held by the holder. In addition, the holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or continued to purchase or carry the note. In general, market discount will be treated as accruing ratably over the term of the note, or, at the election of the holder, under a constant yield method. A U.S. holder must accrue market discount on a foreign currency note in the specified currency. The amount includible in income by a U.S. holder in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that the note is disposed of.

A U.S. holder may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the note as ordinary income. If a U.S. holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. The election, once made, applies to all market discount debt instruments acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies unless revoked with the consent of the IRS. Any accrued market discount on a foreign currency note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Indexed Notes and Other Notes Providing for Contingent Payment

Special rules govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the pricing supplement.

Medicare Tax

A 3.8% Medicare tax is imposed on a portion or all of the net investment income of certain individuals with a modified adjusted gross income of over $200,000 (or $250,000 in the case of joint filers or $125,000 in the case of married individuals filing separate returns) and on the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” generally will include interest (including interest paid or accrued with respect to the notes), dividends, annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange, redemption or other taxable disposition of notes) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain.

Information Reporting and Backup Withholding

The paying agent or other reporting agent will be required to file information returns with the IRS with respect to payments made to certain U.S. holders. In addition, certain U.S. holders may be subject to a backup withholding tax (currently at a rate of 24%) in respect of these payments if they do not provide their taxpayer identification numbers to the paying agent or other reporting agent.

Non-U.S. Holders

If a holder is a non-resident alien individual or a foreign corporation that is the beneficial owner of the notes (a “non-U.S. holder”):

(a)	payments of interest (including any original issue discount) on a note made to such non-U.S. holder will not be subject to withholding of U.S. federal income tax, provided that, with respect to payments of interest on a note, (i) the non-U.S. holder does not actually or constructively own 10 percent or more of the combined voting power of all classes of our stock and is not a controlled foreign corporation related to us through stock ownership; (ii) the payments are not payments of contingent interest as described in Section 871(h)(4) of the Code (generally, interest (including original issue discount), the amount of which is determined by reference to our receipts, sales, cash flow, income, profits, property values, dividends or comparable attributes or such attributes of a party related to us); (iii) the beneficial owner provides a statement signed under penalties of perjury (typically, on IRS Form W-8BEN or W-8BEN-E) that includes its name and address and certifies that it is a non-U.S. holder in compliance with applicable requirements (or satisfies certain documentary evidence requirements for establishing that it is a non-U.S. holder); (iv) the non-U.S. holder has provided any direct or indirect information with respect to its direct and indirect U.S. owners; and (v) if the non-U.S. holder or any intermediary through which it holds notes is a “foreign financial institution” (as defined below), each such entity has entered into an agreement with the U.S. government, pursuant to which it agrees, among other responsibilities, to collect and provide to the U.S. tax authorities information about its direct and indirect U.S. accountholders and investors, or otherwise establishes an exemption; and

(b)	such non-U.S. holder will not be subject to U.S. federal income tax on gain realized on the sale, exchange or redemption of the note, provided that, (i) the gain of such holder is not effectively connected with the holder’s conduct of a trade or business in the United States (and, if certain treaties apply, is not attributable to a permanent establishment maintained by the non-U.S. holder within the United States); and (ii) if the non-U.S. holder is an individual holder, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange or redemption (and does not satisfy certain other conditions).

If U.S. tax is imposed as a result of a failure to comply with the documentation requirements described in clauses (a)(iv) and (v), the beneficial owner may be entitled to a refund if the required information is provided to the IRS.

For purposes of the discussion in paragraph (a) above, a “foreign financial institution” generally is a non-U.S. entity that: (i) accepts deposits in the ordinary course of a banking or similar business; (ii) as a substantial portion of its business, holds financial assets for the account of others; or (iii) is engaged (or holds itself out as being engaged) primarily in the business of investing, reinvesting, or trading in securities, partnership interests or commodities, or interests in securities, partnership interests or commodities.

U.S. information reporting requirements and backup withholding tax will not apply to payments on a note made to a non-U.S. holder if the statement described in paragraph (a)(iii) above is duly provided.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability. A holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claims for a refund with the IRS and furnishing the required information.

PLAN OF DISTRIBUTION

Under the terms of the Distribution Agreement, dated September 28, 2009, as amended (the “Distribution Agreement”), we will offer the notes on a continuous basis to or through the agents. The agents, individually or in a syndicate, may purchase notes, as principal, from us, from time to time, for resale to investors and other purchasers at varying prices. Such prices relate to prevailing market prices at the time of resale as determined by the applicable agent or, if so specified in the applicable pricing supplement, for resale at a fixed offering price. However, we may agree that an agent may utilize its reasonable efforts on an agency basis on our behalf to solicit offers to purchase notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. We will pay a commission to an agent, ranging from 0.150% to 0.750% of the principal amount of each note, depending upon its stated maturity, sold through that agent as our agent. We will negotiate commissions with respect to notes with stated maturities in excess of 30 years that are sold through an agent as our agent at the time of the related sale. The following table summarizes the commissions or discounts payable in connection with our offering of the notes with stated maturities of 30 years or less:

	Price to Public	Agent’s Commissions and Discounts	Proceeds to the Company
Per Note	100%	0.150% to 0.750%	99.850% to 99.250%

Unless otherwise specified in an applicable pricing supplement, any note sold to an agent as principal will be purchased at a price equal to 100% of the principal amount minus a discount equal to the commission that would be paid on an agency sale of a note of identical maturity. We reserve the sole right to accept offers to purchase notes, withdraw, cancel or modify the offer made hereby without notice, and may reject offers in whole or in part (whether placed directly by us or through an agent). Each agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by it on an agency basis.

Agents may sell notes purchased from us as principal to other dealers for resale to investors and other purchasers and may provide any portion of the discount received in connection with their purchase from us to such dealers. After the initial public offering of the notes, the public offering price, the concession and the discount may be changed.

The notes will not have an established trading market when issued. Also, the notes will not be listed on any securities exchange. The agents may, from time to time, make a market in the notes but are not obligated to do so and may discontinue any market making at any time without notice. The agents may, from time to time, purchase and sell notes in the secondary market but are not obligated to do so, and there can be no assurance that a secondary market for the notes will develop or be maintained or that there will be liquidity in the secondary market if one develops.

In connection with an offering of notes purchased by one or more agents as principal on a fixed public offering price basis, the applicable agents will be permitted to engage in certain transactions that stabilize the price of notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If those agents create a short position in notes, that is, if they sell notes in an amount exceeding the amount referred to in the applicable pricing supplement, they may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of these type of purchases.

Neither we nor any agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of notes. In addition, neither we nor any agent makes any representation that the agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

We may, from time to time, engage a dealer other than an agent to solicit a specific purchase of notes if (a) that dealer is engaged on terms substantially similar, including the same commission schedule, to the applicable terms of the Distribution Agreement entered into between us and the agents, and (b) the agents are given notice of the purchase, including the terms thereof, promptly after the purchase has been agreed to. Each such dealer will act individually in connection with the notes and not collectively or jointly with the agents. We may also sell notes directly to investors and other purchasers on our own behalf in those jurisdictions where we are permitted to do so.

The agents may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that they may be required to make in connection with such indemnification.

Standard Chartered Bank will not effect any offers or sales of any notes offered in this prospectus supplement in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA. Standard Chartered Bank’s identification as an agent in this prospectus supplement should not be deemed to be an offer by it to sell notes in the United States or a solicitation of an offer by persons in the United States to buy notes from it.

We estimate that our expenses that will be incurred in connection with the offering and sale of the notes, excluding any fees and commissions paid to the SEC and the agents, will total approximately $188,000.

In the ordinary course of its business, the agents and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates, for which they were, and may be, paid customary fees and expenses. To the extent that the net offering proceeds, not including underwriting compensation, of any offering of the notes are used to repay indebtedness owed to affiliates of the agents, such offerings will be made pursuant to FINRA Rule 5121. In addition, U.S. Bancorp Investments, Inc., one of the agents, is an affiliate of the Trustee.

In addition, the agents have advised that, in the ordinary course of their business activities, they and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The agents have also advised us that, if they or their affiliates have a lending relationship with us, they would expect to hedge their credit exposure to us, and even in the absence of a lending relationship, they may do so, in each case consistent with their customary risk management policies. The agents have advised us that typically they and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The agents have also advised us that they and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Prohibition of Sales to EEA Retail Investors

Each agent has represented and agreed, and each further agent appointed under the Distribution Agreement will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available, any notes which are the subject of the offering contemplated by this prospectus supplement as completed by the pricing supplement in relation thereto to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II;

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Regulation; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Prohibition of Sales to United Kingdom Retail Investors

Each agent has represented and agreed, and each further agent appointed under the Distribution Agreement will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the United Kingdom by virtue of the EUWA;

(ii)	a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of UK MiFIR; or

(iii)	not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

The United Kingdom

In addition to the provisions identified above under “—Prohibition of Sales to United Kingdom Retail Investors,” the following provisions shall apply in respect of the United Kingdom:

Each agent has represented and agreed, and each further agent appointed under the Distribution Agreement will be required to represent and agree, that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the agents are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, the “FIEL”), and each agent has represented and agreed, and each further agent appointed under the Distribution Agreement will be required to represent and agree, that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Law of Japan (Law No. 228 of 1949, as amended)) (including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been, and will not be, registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, the notes may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the notes be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a)	a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:

(1)	to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification - Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Hong Kong

The notes may not be offered or sold in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) (except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong), by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or that do not constitute an offer to the public within the meaning of that Ordinance. No person may issue or have in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

General

The Plan of Distribution and any selling restrictions may be supplemented or modified upon our agreement. Any such supplement or modification will be set out in the applicable pricing supplement.

LEGAL MATTERS

Unless otherwise specified in the applicable pricing supplement, Desiree Ralls-Morrison, McDonald’s Executive Vice President – Global Chief Legal Officer, will pass upon the validity of the notes for us. Allen Overy Shearman & Sterling US LLP will pass upon the validity of the notes for the agents.

McDonald’s Corporation

Medium-Term Notes

Due from One Year to 60 Years from Date of Issue

PROSPECTUS SUPPLEMENT

Citigroup

ANZ Securities

Barclays

BNP PARIBAS

BofA Securities

COMMERZBANK

Credit Agricole CIB

Goldman, Sachs & Co. LLC

HSBC

ING

J.P. Morgan

MUFG

Mizuho Securities

Morgan Stanley

PNC Capital Markets LLC

Rabo Securities

RBC Capital Markets

SOCIETE GENERALE

Standard Chartered Bank

TD Securities

Truist Securities

UniCredit Capital Markets

US Bancorp

Wells Fargo Securities

Westpac Capital Markets LLC

August 12, 2024

PROSPECTUS

McDONALD’S CORPORATION

110 North Carpenter Street

Chicago, Illinois 60607

United States of America

+1.630.623.3000

Debt Securities

We may, from time to time, offer to sell debt securities. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of any securities that we offer in supplements to this prospectus. The supplements also will describe the specific manner in which we will offer these securities and also may supplement, update or amend information contained in this prospectus.

We may offer and sell these securities on a continuous or delayed basis directly, through one or more agents, dealers or underwriters, as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable supplement will set forth any corresponding commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable supplement.

We may sell these securities for U.S. dollars or a foreign currency, and payments on these securities may be made in U.S. dollars or a foreign currency. The securities may be offered separately or together in any combination and as separate series.

We will describe how a particular offering of securities will be made in the prospectus supplement or pricing supplement for the offering.

You should read this prospectus and any supplement, as well as any information described under the heading “Incorporation of Certain Information by Reference,” carefully before you invest.

Investing in our securities involves certain risks. You should carefully review the risk factors beginning on page 1 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by an applicable supplement.

The date of this prospectus is August 12, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf registration process, we may, from time to time, offer to sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will describe in a supplement to this prospectus specific information about the terms of that offering. The applicable supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the terms of our securities, you should carefully read this document with the related prospectus supplement and pricing supplement, if applicable. Together they give the specific terms of the securities we are offering. You should also read the documents we have referred you to in “Incorporation of Certain Information by Reference” for additional information on the Company and our financial statements before investing in our securities.

You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any pricing supplement. We have not authorized anyone to give any information or make any representation about the offering that is different from, or in addition to, that contained in this prospectus, the related registration statement or in any of the materials that we have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this type, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

References in this prospectus to “McDonald’s,” “the Company,” “we,” “us,” or “our” are to McDonald’s Corporation and its consolidated subsidiaries.

i

McDONALD’S CORPORATION

The Company franchises and owns and operates McDonald’s restaurants, which serve a locally relevant menu of quality food and beverages in communities across more than 100 countries. Of the 42,406 McDonald's restaurants at June 30, 2024, approximately 95% were franchised.

Under a conventional franchise arrangement, the Company generally owns or secures a long-term lease on the land and building for the restaurant location and the franchisee pays for equipment, signs, seating and décor. The Company believes that ownership of real estate, combined with the co-investment by franchisees, enables it to achieve restaurant performance levels that are among the highest in the industry.

Franchisees are responsible for reinvesting capital in their businesses over time. In addition, to accelerate implementation of certain initiatives, the Company may co-invest with franchisees to fund improvements to their restaurants or operating systems. These investments, developed in collaboration with franchisees, are designed to cater to consumer preferences, improve local business performance and increase the value of the McDonald's brand through the development of modernized, more attractive and higher revenue generating restaurants.

The Company requires franchisees to meet rigorous standards and generally does not work with passive investors. The business relationship with franchisees is designed to facilitate consistency and high quality at all McDonald’s restaurants. Conventional franchisees contribute to the Company’s revenue, primarily through the payment of rent and royalties based upon a percent of sales, with specified minimum rent payments, along with initial fees paid upon the opening of a new restaurant or grant of a new franchise. The Company's heavily franchised business model is designed to generate stable and predictable revenue, which is largely a function of franchisee sales, and resulting cash flow streams.

Under a developmental license or affiliate arrangement, licensees are responsible for operating and managing their businesses, providing capital (including the real estate interest) and developing and opening new restaurants. The Company generally does not invest any capital under a developmental license or affiliate arrangement, and it receives a royalty based on a percent of sales, and generally receives initial fees upon the opening of a new restaurant or grant of a new license.

The Company’s restaurants offer a substantially uniform menu, although there are geographic variations to suit local consumer preferences and tastes. The Company’s operations are designed to assure consistency and high quality at every restaurant.

The Company is a Delaware corporation, organized on March 1, 1965, as the successor to an Illinois corporation formed in 1956. Its principal executive offices are at 110 North Carpenter Street, Chicago, Illinois 60607, United States, and its telephone number is +1.630.623.3000.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including the information incorporated by reference in this prospectus) includes forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this prospectus (including the information incorporated by reference in this prospectus) not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “remain,” “confident,” “commit” and “potential” or similar expressions. In particular, statements regarding our plans, strategies, prospects and expectations regarding our business and industry are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date the statement is made. Except as required by law, we do not undertake to update such forward-looking statements. Our business results are subject to a variety of risks, including those risks discussed under “Risk Factors” below, as well as elsewhere in our filings with the SEC. If any of these risks materialize, our expectations (or the underlying assumptions) may change and our performance may be adversely affected. You should not rely unduly on forward-looking statements.

RISK FACTORS

In connection with any investment in our securities, you should consider carefully (i) the discussion under “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and any subsequent periodic or current report filed with the SEC that includes “Risk Factors” or that discusses such risks, and (ii) the other information set forth elsewhere in this prospectus, related prospectus supplement, any pricing supplement and in the documents incorporated by reference into this prospectus.

These risks can have an impact both in the near- and long-term and are reflective of various considerations and factors that we believe are most likely to affect our performance.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement or pricing supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including, but not limited to, refinancing of debt, capital expenditures, payment of dividends, the purchase of our common stock, investments in or extensions of credit to our subsidiaries, or business expansion. Specific allocations of the proceeds for such purposes have not been made at this time.

DESCRIPTION OF DEBT SECURITIES

The following is a description of the general terms of the debt securities. We will describe the particular terms and conditions of any series of debt securities offered in a prospectus supplement. The prospectus supplement, which we will file with the SEC, may modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read this prospectus, the relevant prospectus supplement, and any pricing supplement relating to that series of debt securities.

We may issue senior and subordinated debt securities. The senior debt securities are issued under an Indenture (the “Senior Indenture”), dated October 19, 1996, between us and U.S. Bank National Association (formerly, First Union National Bank), as Trustee (the “Trustee”). The subordinated debt securities are issued under a separate Indenture (the “Subordinated Indenture”), dated October 18, 1996, between us and the Trustee. The Senior Indenture and the Subordinated Indenture are sometimes referred to in this prospectus individually as the “applicable Indenture” and, collectively, as the “Indentures.” Copies of the Indentures may be viewed through the hyperlinks contained in the exhibit index to the registration statement of which this prospectus is a part and are incorporated by reference into this prospectus. The following summaries highlight some of the provisions of the Indentures but may not contain all of the information that is important to you and are qualified in their entirety by the provisions of the Indentures. Numerical references in parentheses below are to Articles and Sections of the Indentures. Except as otherwise indicated, the terms of the Indentures are identical.

General

The Indentures do not limit the aggregate principal amount of debt securities that we may issue, and we may issue debt securities in one or more series. The debt securities will be unsecured. Certain of our unsecured obligations may, however, under certain circumstances, become secured by mortgages as a result of negative pledge covenants applicable to such obligations while the senior debt securities remain unsecured.

Unless otherwise specified in the prospectus supplement, the senior debt securities will be unsubordinated obligations of the Company and will rank equally with all of our other unsecured and unsubordinated indebtedness.

Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Subordination of Subordinated Debt Securities” and in the applicable prospectus supplement.

We may, from time to time, without the consent of the registered holders of a series of debt securities, issue additional debt securities of that series having the same terms as the previously issued debt securities of that series (other than the date of issuance, the date interest, if any, begins to accrue, and the offering price, which may vary) that will form a single issue with the previously issued debt securities of that series.

The prospectus supplement or the pricing supplement for each offering will specify whether the debt securities being offered will be senior debt securities or subordinated debt securities and will provide the following terms, where applicable:

•	the title of the debt securities of the series;

•	whether the debt securities of the series will be senior debt securities, issued under the Senior Indenture, or subordinated debt securities, issued under the Subordinated Indenture;

•	any limit on the aggregate principal amount of the debt securities of the series;

•	the date or dates on which the principal of, and premium, if any, on the debt securities of the series will be payable;

•	the rate or rates at which the debt securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest; the date or dates from which such interest will accrue; the interest payment dates on which any such interest shall be payable and, if other than as set forth in the applicable Indenture, the record dates for the determination of holders to whom interest is payable;

•	whether the debt securities of the series are to be issued as original issue discount securities and, if so, the yield to maturity;

•	the place or places where the principal of, premium, if any, and interest, if any, on the debt securities of the series will be payable, where the debt securities of the series may be presented for transfer and, if applicable, conversion or exchange, and where notices and demands in respect of the debt securities of the series may be served on us;

•	our right, if any, to redeem the debt securities of the series, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part, pursuant to any sinking fund or otherwise;

•	our obligation, if any, to redeem, purchase or repay the debt securities of the series, in whole or in part, pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

•	if the amount of payments of principal of, premium, if any, and interest, if any, on the debt securities of the series is to be determined by reference to an index, formula or other method, or based on a coin or currency or currency unit other than that in which the debt securities of the series are stated to be payable, the manner in which these amounts are to be determined and the calculation agent, if any, with respect thereto;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;

•	whether the debt securities of the series are convertible or exchangeable into other debt or equity securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

•	any modifications of or additions to the events of default or our covenants with respect to debt securities of the series;

•	whether the debt securities of the series will be subject to legal defeasance or covenant defeasance as provided in the applicable Indenture;

•	if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of, premium, if any, and interest, if any, on the debt securities of the series will or may be payable, or in which the debt securities of the series will be denominated, and the particular provisions applicable thereto;

•	if the debt securities are non-interest bearing, the “stated intervals”;

•	if the payments of principal of, premium, if any, and interest, if any, on the debt securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which such securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments will be determined, and the particular provisions applicable thereto; and

•	any other terms of the debt securities of the series not inconsistent with the applicable Indenture. (Section 2.02)

The prospectus supplement relating to any series of subordinated debt securities being offered will also describe the subordination provisions applicable to that series, if different from the subordination provisions described in this prospectus. In addition, the prospectus supplement relating to a series of subordinated debt will describe our rights, if any, to defer payments of interest on the subordinated debt securities by extending the interest payment period.

Debt securities may be issued as original issue discount securities to be sold at a discount below their stated principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Special U.S. federal tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement. In addition, special U.S. federal tax considerations or other restrictions or terms applicable to any debt securities to be issued in bearer form, offered exclusively to non-U.S. holders or denominated in a currency other than U.S. dollars will be set forth in the applicable prospectus supplement.

The above description is not intended to be an exclusive list of the terms that may be applicable to any debt securities, and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable Indenture. Any applicable prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities.

Unless otherwise provided in a prospectus supplement, payments of the principal of, premium, if any, and interest, if any, on the debt securities will be made at the corporate trust offices of the Trustee; provided, however, that we may, at our option, make payments of interest by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer to an account maintained by the payee with a bank located in the United States (Sections 2.04, 4.01 and 4.02) Debt securities may be transferred or exchanged at the office or agency that we maintain for that purpose, subject to the limitations provided in the applicable Indenture, without any service charge except for any tax or governmental charges. (Section 2.06)

Any money that we pay for principal of, premium, if any, or interest, if any, on any debt security that remains unclaimed at the end of two years will be repaid to us on demand, and afterwards the holder of such debt security may look only to us for payment. (Section 12.05)

Global Securities

If any debt securities are issuable in temporary or permanent global form, the applicable prospectus supplement will describe the circumstances, if any, under which Beneficial Owners of interests in the global security may obtain definitive debt securities. Payments on a permanent global debt security will be made in the manner described in the prospectus supplement. (Section 2.01)

Limitation on Liens Covenant in the Senior Indenture

The covenant described below applies with respect to any and all series of senior debt securities, unless we specify otherwise in the applicable prospectus supplement. We will describe any additional covenants for a particular series of senior debt securities in the applicable prospectus supplement or pricing supplement.

For your reference, we have provided a list of definitions of the capitalized terms used in the covenant at the end of the description.

We will not, nor will we permit any Restricted Subsidiary to, issue or assume any debt for money borrowed if such debt is secured by a mortgage, security interest, pledge, lien or other encumbrance (mortgages, security interests, pledges, liens and other encumbrances are called “mortgage” or “mortgages”) upon any Principal Property of the Company or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently that the senior debt securities, and at our option any other indebtedness of the Company or any Restricted Subsidiary ranking equally with the senior debt securities, are secured equally and ratably. These restrictions do not apply to debt secured by:

•	mortgages on property, shares of stock or indebtedness of any corporation existing at the time the corporation becomes a Restricted Subsidiary;

•	mortgages on property existing at the time of its acquisition and certain purchase money mortgages;

•	mortgages securing debt of a Restricted Subsidiary owing to us or another subsidiary;

•	mortgages on property of a corporation existing at the time it is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to us or a Restricted Subsidiary;

•	mortgages in favor of any country or any political subdivision of any country, or any instrumentality thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages; or

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses.

Notwithstanding the above, we and one or more Restricted Subsidiaries may, without securing the senior debt securities, issue or assume secured debt if, after giving effect to the transaction, the aggregate of the secured debt then outstanding (not including secured debt permitted under the above exceptions) does not exceed 20% of the shareholders’ equity of us and our consolidated subsidiaries as of the end of the preceding fiscal year. The transfer of a Principal Property to a subsidiary or any third party will not be restricted. (Section 4.06 of the Senior Indenture)

The term “Principal Property” means all real property owned by us or any Restricted Subsidiary that is located within the continental United States and, in the opinion of our Board of Directors, is of material importance to the total business we and our consolidated affiliates, as an entity, conduct. (Section 1.01 of the Senior Indenture)

The term “Restricted Subsidiary” means any subsidiary (i) substantially all the property of which is located within the continental United States, (ii) which owns Principal Property and (iii) in which our investment, direct or indirect and whether in the form of equity, debt, advances or otherwise, is in excess of $1 billion as shown on our books as of the end of the fiscal year immediately preceding the date of determination. A “Restricted Subsidiary” does not include any subsidiary primarily engaged in financing activities, primarily engaged in the leasing of real property to persons other than us and our subsidiaries, or that we characterize as a temporary investment. (Section 1.01 of the Senior Indenture)

Consolidation, Merger, Sale or Conveyance

Each Indenture provides that we may not merge or consolidate with any other person or sell, convey, transfer or otherwise dispose of all or substantially all of our assets to any person, unless:

•	we are the continuing corporation, or the successor corporation or person (if other than us) expressly assumes all of our obligations under that Indenture and the applicable debt securities; and

•	we, or such successor corporation or person, will not, immediately after such merger or consolidation, or such sale, conveyance, transfer or other disposition, be in default in the performance of any applicable covenant or condition.

In the event of any such consolidation, merger, sale, conveyance (other than by way of lease), transfer or other disposition, the predecessor company may be dissolved, wound up and liquidated at any time thereafter. The successor corporation or person will succeed to and be substituted for us with the same effect as if it had been named in the applicable Indenture as the Company, and we will be relieved of any further obligation under the applicable Indenture and applicable debt securities. (Article 11)

Subordination of Subordinated Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to the subordinated debt securities.

The subordinated debt securities will, to the extent described in the Subordinated Indenture, be subordinate in right of payment to all of our indebtedness for borrowed money, whether outstanding now or incurred in the future, which is not by its terms subordinate to our other indebtedness (“Senior Indebtedness”). However, Senior Indebtedness will not include amounts owed to our trade creditors in the ordinary course of business. At June 30, 2024, our aggregate amount of Senior Indebtedness was approximately $38.5 billion.

Except as provided under the Subordinated Indenture, if any one of the following events occurs, we will pay, or otherwise provide for the payment of, all principal, premium, if any, and interest, if any, on the Senior Indebtedness in full before we make any payment on the subordinated debt securities:

•	any insolvency or bankruptcy proceedings of the Company, including any receivership, liquidation, reorganization or similar proceedings;

•	any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings; or

•	any series of subordinated debt securities is declared due and payable because of an occurrence of an event of default under the Subordinated Indenture.

The Subordinated Indenture does not limit the incurrence of additional Senior Indebtedness. Senior Indebtedness may include debt securities, indebtedness and other obligations that are senior in right of payment to the subordinated debt securities, but may be subordinate in right of payment to certain other indebtedness and obligations of the Company. We may issue other debt securities or incur other indebtedness or obligations that are referred to or designated as “subordinated” securities, indebtedness or obligations, but that may constitute Senior Indebtedness for purposes of the Subordinated Indenture.

If this prospectus is being delivered in connection with the offering of subordinated debt securities, the accompanying prospectus supplement or the information incorporated or deemed to be incorporated by reference into this prospectus will describe the approximate amount of senior indebtedness outstanding as of a recent date. That prospectus supplement also may describe any particular provisions applicable to the subordination of those subordinated debt securities, including any changes to the subordination provisions described in this prospectus. (Article 15 of the Subordinated Indenture)

Events of Default

Each Indenture describes an event of default with respect to any series of debt securities issued under that Indenture as being any one of the following events:

•	default in the payment of any interest on any debt security of the series when due, continuing for 30 days;

•	default in the payment of principal, or premium, if any, on debt securities of the series when due (and continuing for 10 days, in the case of subordinated debt securities);

•	default in the making or satisfaction of any sinking fund payment on debt securities of the series when due (and continuing for 10 days, in the case of subordinated debt securities);

•	failure to observe or perform any other covenants or agreements in the Indenture (other than the limitation on liens covenant in the Senior Indenture and any other covenant included in the Indenture solely for the benefit of another series of debt securities), continuing for 60 days after we receive appropriate written notice specifying such failure (and requiring that we remedy such failure), unless such failure cannot with due diligence be cured within the 60-day period due to causes beyond our control;

•	certain events of bankruptcy, insolvency or reorganization of the Company; or

•	default in the performance of a particular covenant applicable to debt securities of the series after appropriate notice and opportunity to cure the default.

The Senior Indenture defines a failure in the performance or observance of the limitation on liens covenant, continuing for 120 days after we receive appropriate written notice specifying such failure (and requiring that we remedy such failure), as an additional event of default with respect to the senior debt securities.

The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. Any changes to the events of default applicable to a particular series of debt securities will be discussed in the prospectus supplement or pricing supplement relating to such series.

An event of default with respect to a particular series of debt securities issued under an Indenture does not necessarily constitute an event of default with respect to any other series of debt securities issued under that Indenture. If an event of default under the first, second, third or sixth bulleted sentences above with respect to an Indenture is continuing with respect to any series of debt securities, then the Trustee or the holders of not less than 25% in aggregate principal amount of the affected series of debt securities may declare the principal amount (or, if the debt securities are original issue discount securities, the specified portion of the principal amount) of such series to be due and payable. In case an event of default under the fourth or fifth bulleted sentences above with respect to an Indenture, or with respect to the limitation on liens covenant of the Senior Indenture, is continuing, the Trustee or holders of not less than 25% in aggregate principal amount of all the debt securities for which such event of default has occurred and is continuing may declare the principal amount (or, if any debt securities are original issue discount securities, the specified portion of the principal amount) of the debt securities of all such series to be due and payable. (Section 6.01)

No holder of a debt security of any series under an Indenture will have any right to institute any proceeding with respect to that Indenture, or for the appointment of a receiver or trustee (or other similar official), or for any remedy thereunder, unless:

•	such holder will have previously given to the Trustee for that Indenture written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series (or at least 25% in aggregate principal amount of all series (voting as a class) with respect to which such event of default relates if such event of default is under the fourth or fifth bulleted sentences above with respect to that Indenture, or under the limitation on liens covenant of the Senior Indenture) have made a written request upon the Trustee to institute such proceeding and offered reasonable security and indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; and

•	the Trustee has neglected or refused to institute such proceeding for 60 days after its receipt of such notice, request and offer of indemnity. (Section 6.04)

Subject to the provisions of the Indentures relating to the duties of the Trustee, each Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers at the request, order or direction of the holders of the debt securities unless the holders have offered the Trustee reasonable security and indemnity against the costs, expenses and liabilities to be incurred therein or thereby. (Sections 6.04 and 7.01)

Subject to indemnification and other rights of the Trustee, the holders of a majority (voting as one class) in aggregate principal amount of each affected series of debt securities under an Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any of the Trustee’s trusts or powers with respect to the debt securities of such series. Any event of default with respect to a particular series of debt securities under an Indenture may be waived by the holders of a majority in aggregate principal amount of those debt securities, except, in each case, a failure to pay principal of, or premium, if any, or interest, if any, on those debt securities. (Section 6.07)

We are required to file an annual officers’ certificate with the Trustee concerning our compliance with the Indentures. (Section 4.05)

Modification of the Indentures

Each Indenture permits us and the Trustee to execute a supplemental indenture without the consent of the holders of the debt securities outstanding under that Indenture:

•	to evidence the succession of another corporation to us and the assumption by it of our covenants, agreements and obligations, in the case of a merger or consolidation as permitted by that Indenture;

•	to add additional covenants, restrictions or conditions for the protection of the holders of all or any series of the debt securities issued under that Indenture;

•	to provide for the issuance under that Indenture of debt securities of any series in bearer or coupon form (including securities registrable as to principal only) and to provide for exchangeability of such debt securities with the debt securities of the same series issued under that Indenture in fully registered form and to make all appropriate changes for such purpose;

•	to establish the form or terms of debt securities of any series as permitted by the terms of that Indenture;

•	to cure any ambiguity or to correct or supplement any defect or inconsistency in that Indenture or any supplemental indenture, or to make such other provisions in regard to matters or questions arising under that Indenture which shall not adversely affect the interests of the holders of any debt securities issued under that Indenture; and

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series, or to add to or change any of the provisions of the Indentures as are necessary to provide for or facilitate the administration of the trusts by more than one trustee.

The Senior Indenture further permits modification without the consent of the holders of the debt securities to add appropriate provisions (including the appointment of a co-trustee) to evidence the securing of any series of debt securities pursuant to the limitation on liens covenant. (Section 10.01)

Each Indenture also permits us and the Trustee to execute a supplemental indenture, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of each series issued under that Indenture that are affected by such supplemental indenture (each series voting as a class), to add any provisions to, or change in any manner, or eliminate any provisions of, the Indenture or any supplemental indenture with respect to that series of debt securities or modify in any manner the rights of the holders of debt securities of that series.

However, the consent of the holders of all of the outstanding debt securities affected under an Indenture will be required:

•	to extend the stated maturity of any debt security issued under that Indenture, or reduce the rate or extend the time of payment of interest, if any, or reduce the principal amount of or premium, if any, on such debt security, or make the principal of, premium, if any, or interest, if any, on such debt security payable in any coin or currency other than that provided in the debt security, or reduce the amount of the principal of an original issue discount security that would be due and payable upon an acceleration of the maturity of the debt security or adversely affect the right of repayment, if any, at the option of the holder; and

•	to reduce the percentage of debt securities of any series required to consent to any such supplemental indenture.

A supplemental indenture that changes or eliminates any covenant or other provision of the applicable Indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the applicable Indenture of the holders of debt securities of any other series. (Section 10.02)

Defeasance

Each Indenture provides that we (a) will be discharged from all obligations with respect to the debt securities of any series issued under that Indenture (except for certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust) on the 91st day after the applicable conditions set forth below have been satisfied, or (b) need not comply with certain restrictive covenants of that Indenture (including the limitation on liens covenant in the Senior Indenture, if applicable) and will not be limited by any restrictions with respect to consolidation, merger, sale or conveyance of assets with respect to the debt securities of any series issued under that Indenture, at any time after:

•	we irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the debt securities of such series, money and/or U.S. government securities, which through the payment of interest and principal, in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized independent public accounting firm selected by us) to pay the principal of, premium, if any, and interest, if any, on the outstanding debt securities of such series on the dates that such principal, premium, if any, and interest, if any, is due;

•	in the event the debt securities of such series are then listed on the New York Stock Exchange, we have delivered to the Trustee an opinion of counsel to the effect that our exercise of this discharge option would not cause the debt securities of such series to be delisted;

•	certain events of default with respect to the debt securities of such series will not have occurred and will not be continuing on the date of such deposit, and we have delivered an officers’ certificate to that effect; and

•	we have delivered to the Trustee an opinion of counsel or a ruling from, or published by, the Internal Revenue Service to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes, as a result of our exercise of this discharge option, and such holders will be subject to federal income tax as if we had not exercised this discharge option. (Section 12.02)

Satisfaction and Discharge

At our option, we may satisfy and discharge an Indenture with respect to the debt securities of any series issued under that Indenture (except for specified obligations of the Trustee and ours, including, among others, the obligations to apply money held in trust) when:

•	either (a) all debt securities of such series previously authenticated and not otherwise cancelled have been delivered to the Trustee for cancellation, or (b) all debt securities of such series not previously cancelled or delivered to the Trustee for cancellation have become due and payable, or will become due and payable by their terms within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and we have deposited with the Trustee funds, in trust, sufficient to pay at maturity or redemption all of the debt securities of such series; and

•	we have delivered notice to the Trustee, accompanied by an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the satisfaction and discharge of the Indenture with respect to such series of debt securities have been satisfied. (Section 12.01)

Regarding the Trustee

The Trustee and any authenticating agent appointed by the Trustee, and/or one or more of their respective affiliates, may be lenders under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates, from time to time, in the ordinary course of business.

Nothing in the Indentures prohibits the Trustee from serving as trustee under any other indenture to which we may be a party, from time to time.

If the Trustee or any authenticating agent acquires a conflicting interest within the meaning of the Trust Indenture Act of 1939, then it must eliminate the conflict or resign in accordance with the provisions of Article Seven of the applicable Indenture.

Governing Law

The Indentures and the debt securities issued under the Indentures will be governed by, construed and enforced in accordance with the internal laws of the State of Illinois. (Section 14.04)

PLAN OF DISTRIBUTION

We may offer and sell the securities in any of the following ways:

•	directly;

•	to or through agents;

•	to or through dealers;

•	to or through underwriters;

•	through any combination of these methods of sale; or

•	through any other methods described in a prospectus supplement.

We will describe how a particular offering of securities will be made, including the names of any agents, dealers or underwriters, the purchase price of the securities, the proceeds we will receive from the offering, any underwriters’ discounts or commissions, any initial public offering price, any discounts or concessions allowed or re-allowed or paid to dealers or agents, and any securities exchanges on which such offered securities may be listed, in the applicable prospectus supplement or pricing supplement for the offering.

If we use underwriters or dealers in the sale, the underwriters or dealers will acquire the securities for their own account as principal, and may resell them, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise described in the applicable prospectus supplement or pricing supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities proposed to be sold if they buy any of them. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, from time to time.

We may also sell securities directly or through designated agents. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to such agent will be described, in the applicable prospectus supplement or pricing supplement. If we utilize an agent in the sale of securities in respect of which this prospectus is delivered, then we may sell the securities to the agent, as principal. The agent may then resell the securities to the public at varying prices to be determined by the agent at the time of resale.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or pricing supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or pricing supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or pricing supplement.

The securities may or may not be listed on a national securities exchange or a foreign securities exchange. Each series of debt securities may be a new issue of securities with no established trading market. Underwriters and agents may, from time to time, purchase and sell the securities described in this prospectus and the relevant prospectus supplement or pricing supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and dealers may make a market in the securities.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities, the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

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Any underwriters, dealers or agents participating in the distribution of securities may be deemed to be “underwriters,” and any discounts or commissions received by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Agents and underwriters may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of such liabilities. One or more of the underwriters, dealers or agents, and/or one or more of their respective affiliates, may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates in the ordinary course of business.

If so indicated in the prospectus supplement or pricing supplement, we will authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price set forth in the prospectus supplement or pricing supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement or pricing supplement. These delayed delivery contracts will be subject only to those conditions described in the relevant prospectus supplement or pricing supplement, and the prospectus supplement or pricing supplement will describe the commissions payable for the solicitation.

We will estimate our expenses associated with any offering of debt securities in the prospectus supplement or pricing supplement relating to such offering.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement or applicable pricing supplement, Desiree Ralls-Morrison, our Executive Vice President – Global Chief Legal Officer, will pass upon the validity of the securities that we offer. Ms. Ralls-Morrison is a full-time employee of ours and owns, and has the right to acquire, through the exercise of options or otherwise, shares of our common stock directly and as a participant in various employee benefit plans.

Any underwriters, dealers or agents will be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement or applicable pricing supplement.

EXPERTS

The consolidated financial statements of McDonald’s Corporation appearing in our Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. You may find our reports, proxy statements and other information at this SEC Web site.

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The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and supersede, as appropriate, this information. This prospectus incorporates by reference the documents listed below (other than portions of these documents that are either (i) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (ii) “furnished” under applicable SEC rules rather than “filed” and exhibits furnished in connection with such items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 22, 2024;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed on May 8, 2024;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed on August 8, 2024; and

•	our Current Reports on Form 8-K, filed on February 5, 2024, February 16, 2024, March 13, 2024, March 19, 2024, April 30, 2024, May 20, 2024, May 24, 2024, July 26, 2024, and July 29, 2024.

Any future filings that we make with the SEC, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, for so long as the registration statement of which this prospectus is a part remains effective, shall be deemed to be incorporated by reference into this prospectus from the date such documents are filed (other than information in the documents or filings that is deemed not to be filed).

We will provide a copy of any or all of the above documents (including any exhibits that are specifically incorporated by reference in them) to each person, including any Beneficial Owner, to whom a prospectus is delivered. You may request these documents, at no cost, by writing to us at the following address or telephoning us at +1.800.228.9623:

McDonald’s Shareholder Services

McDonald’s Corporation

110 North Carpenter Street

Chicago, Illinois 60607

United States of America

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McDonald’s Corporation

Debt Securities

PROSPECTUS

August 12, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all estimated expenses in connection with the issuance and distribution of the securities being registered.

U.S. Securities and Exchange Commission registration fee	$(1)
Accounting fees and expenses(2)	45,000
Legal fees and expenses(2)	115,000
Trustee’s and transfer agent’s fees and expenses(2)	4,000
Printing and engraving expenses(2)	12,000
Rating agency fees(2)	—
Miscellaneous(2)	12,000
Total	$188,000

(1)	This registration statement relates to the registration of securities having an indeterminate maximum aggregate offering amount. Payment of the registration fee has been deferred and will be calculated and paid in accordance with Rules 456(b) and Rule 457(r) under the Securities Act of 1933, as amended.

(2)	Estimated amounts of fees and expenses to be incurred in connection with the registration of the securities pursuant to this registration statement. The actual amounts of fees and expenses will be determined from time to time. As the amount of the securities to be issued and distributed pursuant to this registration statement is indeterminate, the fees and expenses of such issuance cannot be determined or estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for: (a) any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) payment of unlawful dividends or unlawful stock purchases or redemptions; or (d) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) of the DGCL also permits corporations to exculpate certain officers, providing protection from liability for monetary damages arising from a breach of the fiduciary duty of care in certain circumstances

Article Fourteenth of the Restated Certificate of Incorporation of McDonald’s Corporation (the “Registrant”) provides that no director or officer of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, to the fullest extent permitted under the DGCL, and that no amendment to or repeal of such Article shall apply to or have any effect on liability or alleged liability of any director or officer of the Registrant for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation. In criminal actions, the person indemnified must also have had no reasonable cause to believe that his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Any present or former director or officer who has been successful on the merits or otherwise in defense of any such action, suit or proceeding referred to above shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding. The statute further provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

Article V of the Registrant’s Amended and Restated By-Laws provides that it shall indemnify and hold harmless each director and officer, as well as certain other employees and individuals, to the fullest extent permitted under the DGCL. Such indemnification shall cover all expenses, as well as liabilities and losses, incurred by such individuals.

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The Registrant’s Amended and Restated By-Laws further provide that the Registrant may maintain insurance, at its expense, to protect any director or officer, as well as certain other employees and individuals, against any expenses, liabilities or losses, regardless of whether the Registrant would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL. Pursuant to this provision, the Registrant maintains insurance against any liability incurred by its directors and officers, as well as certain other employees and individuals, in defense of any action in which they are made parties by reason of their positions as directors and officers, or other relationship with the Registrant.

Item 16.	Exhibits

1(a)	Distribution Agreement, dated September 28, 2009, among McDonald’s Corporation and the agents named therein, incorporated herein by reference to Exhibit 1(a) to the Registration Statement on Form S-3ASR (File No. 333-162182) filed September 28, 2009.
1(b)	First Amendment to Distribution Agreement, dated September 28, 2012, among McDonald’s Corporation and the agents named therein, incorporated herein by reference to Exhibit 1(b) to the Registration Statement on Form S-3ASR (File No. 333-184198) filed September 28, 2012.
1(c)	Second Amendment to Distribution Agreement, dated July 17, 2015, among McDonald’s Corporation and the agents named therein, incorporated herein by reference to Exhibit 1(c) to the Registration Statement on Form S-3ASR (File No. 333-205731) filed July 17, 2015.
1(d)	Third Amendment to Distribution Agreement, dated July 27, 2018, among McDonald’s Corporation and the agents named therein, incorporated herein by reference to Exhibit 1(d) to the Registration Statement on Form S-3ASR (File No. 333-226380) filed July 27, 2018.
1(e)	Fourth Amendment to Distribution Agreement, dated July 29, 2021, among McDonald’s Corporation and the agents named therein, incorporated herein by reference to Exhibit 1(e) to the Registration Statement on Form S-3ASR (File No. 333-258270) filed July 29, 2021.
1(f)	Fifth Amendment to Distribution Agreement, dated August 12, 2024, among McDonald’s Corporation and the agents named therein, filed herewith.
1(g)	Form of Underwriting Agreement, incorporated herein by reference to Exhibit 1(b) to the Registration Statement on Form S-3ASR (File No. 333-162182) filed September 28, 2009.
4(a)	Senior Debt Securities Indenture, between McDonald’s Corporation and U.S. Bank National Association, as trustee (including form of Senior Debt Security), incorporated herein by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (File No. 333-14141) filed October 15, 1996.
4(b)	Subordinated Debt Securities Indenture, between McDonald’s Corporation and U.S. Bank National Association, as trustee (including form of Subordinated Debt Security), incorporated herein by reference to Exhibit 4(b) to the Registration Statement on Form (File No. 333-14141) filed October 15, 1996.
4(c)	Supplemental Indenture No. 9, dated September 28, 2009, between McDonald’s Corporation and U.S. Bank National Association, as trustee, incorporated herein by reference to Exhibit 4(c) to the Registration Statement on Form S-3ASR (File No. 333-162182) filed September 28, 2009.
4(d)	Form of Fixed Rate Registered Note, filed herewith.
4(e)	Form of Floating Rate Registered Note, filed herewith.
5	Opinion of Desiree Ralls-Morrison, Executive Vice President – Global Chief Legal Officer of McDonald’s Corporation, filed herewith.
23(a)	Consent of Ernst & Young LLP, independent registered public accounting firm, filed herewith.
23(b)	Consent of Desiree Ralls-Morrison, Executive Vice President – Global Chief Legal Officer of McDonald’s Corporation (included in Exhibit 5 hereto).
24	Powers of Attorney (set forth on the signature pages hereto).
25	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of U.S. Bank National Association, filed herewith.
107	Filing Fee Table

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Item 17.	Undertakings

(a)            The undersigned registrant hereby undertakes:

(1)             To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, That paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the U.S. Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)             That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)             That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser: (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)             That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)             Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 12, 2024.

McDONALD’S CORPORATION

By:	/s/ Ian F. Borden
Ian F. Borden
Executive Vice President,
Global Chief Financial Officer

Each person whose signature appears below constitutes and appoints Christopher J. Kempczinski, Jeffrey J. Pochowicz, Ian F. Borden and Desiree Ralls-Morrison, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Title	Date

/s/ Ian F. Borden	August 12, 2024
Ian F. Borden
Executive Vice President and Global Chief Financial Officer (Principal Financial Officer)

/s/ Anthony G. Capuano	August 12, 2024
Anthony G. Capuano
Director

/s/ Kareem Daniel	August 12, 2024
Kareem Daniel
Director

/s/ Lloyd H. Dean	August 12, 2024
Lloyd H. Dean
Director

/s/ Catherine M. Engelbert	August 12, 2024
Catherine M. Engelbert
Director

/s/ Margaret H. Georgiadis	August 12, 2024
Margaret H. Georgiadis
Director

/s/ Catherine A. Hoovel	August 12, 2024
Catherine A. Hoovel
Senior Vice President — Corporate Controller (Principal Accounting Officer)

/s/ Michael D. Hsu	August 12, 2024
Michael D. Hsu
Director

/s/ Christopher J. Kempczinski	August 12, 2024
Christopher J. Kempczinski
Chairman, President, and Chief Executive Officer (Principal Executive Officer)

/s/ John J. Mulligan	August 12, 2024
John J. Mulligan
Director

/s/ Jennifer L. Taubert	August 12, 2024
Jennifer L. Taubert
Director

/s/ Paul S. Walsh	August 12, 2024
Paul S. Walsh
Director

/s/ Amy E. Weaver	August 12, 2024
Amy E. Weaver
Director

/s/ Miles D. White	August 12, 2024
Miles D. White
Director